Exhibit 10.2

EXECUTION COPY

SALE AND SERVICING AGREEMENT

among

NISSAN AUTO RECEIVABLES 2015-B OWNER TRUST,

as Issuer,

NISSAN AUTO RECEIVABLES CORPORATION II,

as Seller,

and

NISSAN MOTOR ACCEPTANCE CORPORATION,

as Servicer

Dated as of July 22, 2015

-i-	(Nissan 2015-B Sale and Servicing Agreement)

TABLE OF CONTENTS

(continued)

-ii-	(Nissan 2015-B Sale and Servicing Agreement)

TABLE OF CONTENTS

(continued)

-iii-	(Nissan 2015-B Sale and Servicing Agreement)

SALE AND SERVICING AGREEMENT, dated as of July 22, 2015 (this “Agreement”), among NISSAN AUTO RECEIVABLES 2015-B OWNER TRUST, a Delaware statutory trust (the “Issuer”), NISSAN AUTO RECEIVABLES CORPORATION II, a Delaware corporation (the “Seller”), and NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation in its individual capacity (in such capacity, “NMAC”) and as Servicer (in such capacity, the “Servicer”). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in Article I.

WHEREAS, the Issuer desires to purchase a portfolio of receivables arising in connection with retail installment sales contracts secured by new, near-new or used automobiles and light-duty trucks originated by NMAC in the ordinary course of business and sold to the Seller;

WHEREAS, the Seller is willing to sell such receivables to the Issuer; and

WHEREAS, the Servicer is willing to service such receivables.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Definitions. Except as otherwise provided in this Agreement, whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following respective meanings:

“Account Property” means the Accounts, all amounts and investments held from time to time in any Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Accounts” means, collectively, the Collection Account and the Reserve Account.

“Action” shall have the meaning assigned to such term in Section 11.03(a) of the Indenture.

“Adjusted Pool Balance” means, at any time, an amount equal to the Pool Balance minus the YSOC Amount.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuer, the Indenture Trustee and the Owner Trustee.

“Administrative Purchase Payment” for any Administrative Receivable as of the last day of any Collection Period, means the sum of the Principal Balance thereof as of the beginning of such Collection Period plus interest accrued thereon through the due date for the Obligor’s payment in such Collection Period at the related APR, after giving effect to the receipt of monies collected (from whatever source other than the Advances) on such Administrative Receivable, if any, during such Collection Period.

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“Administrative Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 4.06 or Section 9.01.

“Administrator” means NMAC, or any successor Administrator under the Administration Agreement.

“Advance” means the amount, as of the last day of a Collection Period, that the Servicer is required to advance on the respective Receivable pursuant to Section 5.04.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term “controlling” and “controlled” have meanings correlative to the foregoing.

“Amount Financed” with respect to any Receivable, means the amount advanced under the Receivable toward the purchase price of the related Financed Vehicle and any related costs, including but not limited to accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile and light-duty truck installment sale contracts.

“Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges stated in such Receivable.

“Applicant” shall have the meaning assigned to such term in Section 7.01 of the Indenture.

“Assignment” shall have the meaning assigned to such term in the Purchase Agreement.

“Authorized Officer” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date and (ii) so long as the Administration Agreement is in effect, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Administrator, and (b) with respect to the Seller or the Servicer, any chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Seller or the Servicer, as applicable.

“Available Amounts” means, with respect to any Distribution Date, the sum of (i) Available Interest for such Distribution Date, and (ii) Available Principal for such Distribution Date.

“Available Interest” means, for any Distribution Date, the sum of the following amounts received during the related Collection Period: (i) that portion of all collections on Receivables allocable to interest, (ii) without duplication of amounts described in clause (i), Net Liquidation Proceeds to the extent allocable to interest due on a Liquidated Receivable in accordance with the Servicer’s customary servicing procedures, (iii) all Advances made by the Servicer pursuant

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to Section 5.04, (iv) without duplication of any amounts described above in clauses (i) and (ii), the Administrative Purchase Payment of each Receivable that became an Administrative Receivable during the related Collection Period to the extent allocable to interest thereon, (v) without duplication of any amounts described above in clauses (i) and (ii), the Warranty Purchase Payment of each Receivable that became a Warranty Receivable during the related Collection Period to the extent allocable to interest thereon, (vi) in the case of an Optional Purchase, that portion of the Optional Purchase Price allocable to interest and (vii) the amount, if any, deposited into the Collection Account from the Reserve Account; provided, however, that in calculating Available Interest, amounts to be paid to the Servicer as reimbursement for Advances pursuant to Sections 5.06(c)(i), 5.06(c)(ii) and 5.06(d)(ii) on such Distribution Date shall be excluded.

“Available Principal” means, for any Distribution Date, the sum of the following amounts received during the related Collection Period: (i) that portion of all collections on Receivables allocable to principal, (ii) without duplication of amounts described in clause (i), Net Liquidation Proceeds allocable to principal due on a Liquidated Receivable in accordance with the Servicer’s customary servicing procedures, (iii) without duplication of any amounts described above in clauses (i) and (ii), the Administrative Purchase Payment of each Receivable that became an Administrative Receivable during the related Collection Period to the extent allocable to principal, and (iv) without duplication of any amounts described above in clauses (i) and (ii), the Warranty Purchase Payment of each Receivable that became a Warranty Receivable during the related Collection Period to the extent allocable to principal; and (v) without duplication of any amounts described in clauses (i) and (ii), that portion of the Optional Purchase Price in the case of an Optional Purchase allocable to Principal.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.

“Bankruptcy Remote Party” means each of NARC II, the Issuer, any other trust created by NARC II or any limited liability company or corporation wholly-owned by NARC II.

“Base Servicing Fee” means the fee payable to the Servicer on each Distribution Date for services rendered during the related Collection Period, which shall be equal to one-twelfth of the Servicing Rate multiplied by the Pool Balance as of the close of business on the last day of the immediately preceding Collection Period or, with respect to the first Distribution Date, the Original Pool Balance.

“Basic Documents” means the Purchase Agreement, the Trust Agreement, the Certificate of Trust, this Agreement, the Indenture, the Administration Agreement, the Note Depository Agreement and the other documents and certificates delivered in connection herewith and therewith.

“Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Code or any entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in the entity or any other employee benefit plan or arrangement that is subject to any Similar Law.

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“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day except a Saturday, a Sunday or a day on which banks in the city and state where the Corporate Trust Office is located, New York, New York, Franklin, Tennessee, Irving, Texas or Wilmington, Delaware are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

“Calculation Agent” means, with respect to the determination of the Interest Rate of the Floating Rate Notes, U.S. Bank National Association, acting in such capacity under the Indenture (including any permitted successor or replacement calculation agent designated from time to time pursuant to the Indenture).

“Certificate” means any of the Certificates executed by the Trust and authenticated by the Owner Trustee, evidencing a beneficial ownership interest in the Trust, substantially in the form set forth in Exhibit A to the Trust Agreement.

“Certificate Balance” means, as of any Distribution Date, the Original Certificate Balance, reduced by all amounts distributed to the Certificateholders pursuant to Section 5.06(c)(x) and/or (d)(vii) hereof (but in no event less than zero). For the purposes of determining whether the vote of the requisite percentage of Certificateholders necessary to effect any consent, waiver, request or demand shall have been obtained, the Certificate Balance shall be deemed to be reduced by the amount equal to the balance (without giving effect to this provision) evidenced by any Certificate registered in the name of the Seller, the Servicer or any Person actually known to a Trust Officer of the Owner Trustee or the Indenture Trustee, as the case may be, to be the Seller or the Servicer or any of their Affiliates (unless at such time all Certificates are then owned by the Seller or the Servicer or any of their Affiliates).

“Certificate Factor” means, with respect to any Distribution Date, a seven-digit decimal figure obtained by dividing the Certificate Balance as of the close of business on the last day of the related Collection Period by the Original Certificate Balance.

“Certificate of Trust” means the Certificate of Trust filed with respect to the formation of the Trust pursuant to Section 3810(a) of the Statutory Trust Act.

“Certificate Pool Factor” means, with respect to any Distribution Date, a seven-digit decimal figure obtained by dividing the Certificate Balance as of the close of business on the last day of the related Collection Period by the Original Pool Balance.

“Certificate Register” means the register maintained by the Certificate Registrar pursuant to Section 3.03 of the Trust Agreement recording the names of the Certificateholders.

“Certificate Registrar” means U.S. Bank National Association, unless and until a successor thereto is appointed pursuant to Section 3.03 of the Trust Agreement. The Certificate Registrar initially designates its offices at 190 South LaSalle Street, 7th Floor, Chicago, IL 60603, Attention: NAROT 2015-B, as its offices for purposes of Section 3.03 of the Trust Agreement.

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“Certificateholder” means a Person in whose name a Certificate is registered in the Certificate Register.

“Certificateholders’ Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to zero until the outstanding principal amount of each Class of Notes has been reduced to zero, and thereafter, an amount equal to the Principal Distribution Amount (as reduced by the Noteholders’ Principal Distributable Amount, if any for such Distribution Date) for such Distribution Date.

“Class” means any one of the classes of the Notes.

“Class A-1 Final Scheduled Distribution Date” means August 15, 2016.

“Class A-1 Interest Rate” means 0.38000% per annum.

“Class A-1 Note” means any of the 0.38000% Asset Backed Notes, Class A-1, issued under the Indenture, substantially in the form of Exhibit A to the Indenture.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-2 Noteholders” means the Class A-2a Noteholders and the Class A-2b Noteholders.

“Class A-2 Notes” means, collectively, the Class A-2a and the Class A-2b Notes.

“Class A-2a Final Scheduled Distribution Date” means July 16, 2018.

“Class A-2a Interest Rate” means 0.83% per annum.

“Class A-2a Note” means any of the 0.83% Asset Backed Notes, Class A-2a, issued under the Indenture, substantially in the form of Exhibit A to the Indenture.

“Class A-2a Noteholder” means the Person in whose name a Class A-2a Note is registered in the Note Register.

“Class A-2b Final Scheduled Distribution Date” means July 16, 2018.

“Class A-2b Interest Rate” means LIBOR + 0.28% per annum.

“Class A-2b Note” means any of the LIBOR + 0.28% Asset Backed Notes, Class A-2b, issued under the Indenture, substantially in the form of Exhibit A to the Indenture.

“Class A-2b Noteholder” means the Person in whose name a Class A-2b Note is registered in the Note Register.

“Class A-3 Final Scheduled Distribution Date” means March 16, 2020.

“Class A-3 Interest Rate” means 1.34% per annum.

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“Class A-3 Note” means any of the 1.34% Asset Backed Notes, Class A-3, issued under the Indenture, substantially in the form of Exhibit A to the Indenture.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered in the Note Register.

“Class A-4 Final Scheduled Distribution Date” means January 17, 2022.

“Class A-4 Interest Rate” means 1.79% per annum.

“Class A-4 Note” means any of the 1.79% Asset Backed Notes, Class A-4, issued under the Indenture, substantially in the form of Exhibit A to the Indenture.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered in the Note Register.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means July 22, 2015.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Collateral” means the property of the Issuer subject to the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.01.

“Collection Period” means, with respect to any Distribution Date, the preceding calendar month. Any amount stated “as of the close of business of the last day of a Collection Period” shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections, (ii) all Advances and reductions of Outstanding Advances and (iii) all distributions.

“Corporate Trust Office” means (a) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890; or at such other address as the Owner Trustee may designate by notice to the Certificateholders, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholders) and (b) with respect to the Indenture Trustee and the Certificate Registrar, the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at: (i) for note or

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certificate transfer/surrender purposes, U.S. Bank National Association, 111 Fillmore Avenue East, St. Paul, MN 55107, Attention: Bondholder Services, and (ii) for all other purposes, U.S. Bank National Association, 190 South LaSalle Street, 7th Floor, Chicago, IL 60603, Attention: NAROT 2015-B; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Issuer and the Administrator, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders, the Issuer and the Administrator.

“Customary Servicing Practices” means the customary servicing practices of the Servicer, with respect to all comparable motor vehicle receivables that the Servicer services for itself and others, as such practices may be changed from time to time by the Servicer in its sole discretion.

“Cut-off Date” means close of business on June 30, 2015.

“Damages” shall have the meaning assigned to such term in Section 7.02.

“Dealer” means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to NMAC under an existing agreement between such dealer and NMAC.

“Dealer Recourse” means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor Dealer.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means (a) a Receivable (other than an Administrative Receivable or a Warranty Receivable), which, by its terms, is delinquent for 120 or more days, (b) with respect to Receivables that are delinquent for less than 120 days, the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or (ii) repossessed the Financed Vehicle, or (c) a Receivable with respect to which the Servicer has received notification that the related Obligor is subject to proceedings under Chapter 13 of the Bankruptcy Code.

“Definitive Notes” shall have the meaning assigned to such term in Section 2.10 of the Indenture.

“Delivery” when used with respect to Account Property means:

(a) with respect to (I) bankers’ acceptances, commercial paper, and negotiable certificates of deposit and other obligations that constitute “instruments” as defined in Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer of actual possession thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to the Indenture Trustee or its nominee or custodian or endorsed in blank, and (II) with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC) transfer of actual possession thereof (i) by physical delivery of such certificated security to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank,

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or to another person, other than a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), who acquires possession of the certificated security on behalf of the Indenture Trustee or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee or its nominee or custodian or (ii) if such certificated security is in registered form, by delivery thereof to a “securities intermediary”, endorsed to or registered in the name of the Indenture Trustee or its nominee or custodian, and the making by such “securities intermediary” of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such “securities intermediary” of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the other government agencies, instrumentalities and establishments of the United States identified in Appendix A to Federal Reserve Bank Operating Circular No. 7 as in effect from time to time that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Account Property to an appropriate securities account maintained with a Federal Reserve Bank by a “participant” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) that is a “depository institution” (as defined in Section 19(b)(1)(A) of the Federal Reserve Act) pursuant to applicable Federal regulations, and issuance by such depository institution of a deposit notice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such depository institution of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations or a security entitlement thereto as belonging to the Indenture Trustee or its nominee or custodian and indicating that such depository institution holds such Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c) with respect to any item of Account Property that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian, or (ii) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Indenture Trustee or its nominee or custodian.

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“Depositor” means NARC II in its capacity as depositor under the Trust Agreement.

“Depositor’s Formation Documents” means the Amended and Restated Certificate of Incorporation of Nissan Auto Receivables Corporation II, dated as of January 10, 2001 and the by-laws of NARC II.

“Designated Account” means (a) so long as the Administrator or one of its Affiliates is the sole Certificateholder, the account designated by such Certificateholder (which need not be under the control of the Owner Trustee) and (b) at any time thereafter, the Trust Collection Account.

“Designated LIBOR Page” means the display on Reuters Screen LIBOR01 Page or any successor service or any page as may replace the designated page on that service or any successor service that displays London interbank rates of major banks for U.S. dollars.

“Determination Date” means the tenth calendar day of each calendar month, or if such tenth day is not a Business Day, the next succeeding Business Day.

“Distribution Date” means, for each Collection Period, the 15th calendar day of the following calendar month, or if the 15th day is not a Business Day, the next succeeding Business Day, commencing August 17, 2015.

“DTC” means The Depository Trust Company.

“Eligible Account” means (a) an account maintained with a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) which at all times has either (A) a long-term senior unsecured debt rating of “Aa2” or better by Moody’s and “AA” or better by Fitch or such other rating that is acceptable to each Rating Agency, as evidenced by satisfaction of the Rating Agency Condition, (B) a certificate of deposit rating of “Prime-1” by Moody’s and “F1+” by Fitch or (C) such other rating that is acceptable to each Rating Agency, as evidenced by satisfaction of the Rating Agency Condition (each of (A), (B) or (C), the “Required Deposit Ratings”) and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation; provided, that a foreign financial institution shall be deemed to satisfy clause (ii) if such foreign financial institution meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR §240.13k-1(b)(1)) or (b) a segregated trust account in the trust department of the Indenture Trustee or the Owner Trustee, as the case may be.

“Eligible Investments” means, at any time, any one or more of the following obligations, instruments or securities:

(i) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

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(ii) general obligations of or obligations guaranteed by the Federal National Mortgage Association or any State; provided that such obligations have the highest available credit rating from each Rating Agency for such obligations;

(iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or of any State; provided, that at the time of such investment or contractual commitment providing for such investment, either (a) the long-term unsecured debt of such corporation has the highest available rating from each Rating Agency for such obligations or (b) the commercial paper or other short-term debt of such corporation that is then rated has the highest available credit rating of each Rating Agency for such obligations;

(iv) certificates of deposit issued by any depository institution or trust company incorporated under the laws of the United States or any State and subject to supervision and examination by banking authorities of one or more of such jurisdictions; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby (including applicable plus signs);

(v) certificates of deposit that are issued by any bank, trust company, savings bank or other savings institution and insured up to the maximum amount insurable by the FDIC;

(vi) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Owner Trustee, the Indenture Trustee or any of their respective Affiliates is investment manager or advisor);

(vii) repurchase obligations held by the Owner Trustee or Indenture Trustee with respect to any obligation or security described in clauses (i), (ii) or (viii) hereof or any other obligation or security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (iv) above; and

(viii) any other investment with respect to which the acquisition of such investment as an Eligible Investment will satisfy the Rating Agency Condition;

provided, that except as provided in a related supplement or servicing agreement (including any related servicing supplement), each of the foregoing obligations, instruments and securities shall mature no later than the Business Day prior to the date on which such funds are required to be available for application pursuant to any related Basic Document (other than in the case of the investment of monies in obligations, instruments or securities of which the entity at which the related account is located is the obligor, which may mature on such date), and shall be required to be held to such maturity.

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For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any “+” signs associated with such rating) or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned by such Rating Agency to any of the Notes.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” shall have the meaning assigned to such term in Section 5.01 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934.

“Executive Officer” means, with respect to any corporation or depositary institution, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or depositary institution; and with respect to any partnership, any general partner thereof.

“Expenses” shall have the meaning assigned to such term in Section 8.01 of the Trust Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor provisions that are substantially similar), any current or future regulations or official interpretations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.

“Final Scheduled Distribution Date” means, the Class A-1 Final Scheduled Distribution Date, the Class A-2a Final Scheduled Distribution Date, the Class A-2b Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date and the Class A-4 Final Scheduled Distribution Date, as applicable.

“Financed Vehicle” means a new, near-new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor’s indebtedness under the related Receivable.

“Fitch” means Fitch Ratings, Inc.

“Fixed Rate Note” means any Class A-1 Note, Class A-2a Note, Class A-3 Note or Class A-4 Note.

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“Floating Rate Note” means any Class A-2b Note.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” or “Securityholder” means the registered holder of any Certificate or Note as evidenced by the Certificate Register or Note Register.

“Indenture” means the Indenture dated as of the Closing Date, between the Issuer and U.S. Bank National Association, as Indenture Trustee.

“Indenture Trustee” means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person is in fact independent of the Seller, the Servicer, the Administrator, the Issuer or any other obligor on the Notes or any Affiliate of any of the foregoing Persons because, among other things, such Person (a) is not an employee, officer or director or otherwise controlled thereby or under common control therewith, (b) does not have any direct financial interest or any material indirect financial interest therein (whether as holder of securities thereof or party to contract therewith or otherwise), and (c) is not and has not within the preceding twelve months been a promoter, underwriter, trustee, partner, director or person performing similar functions therefor or otherwise had legal, contractual or fiduciary or other duties to act on behalf of or for the benefit thereof.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” and that the signer is Independent within the meaning thereof.

“Independent Director” means an individual who was not at any time during the preceding five years (i) a director (other than during his tenure as an Independent Director of NARC II or for one or more Affiliates of NARC II), officer, employee or Affiliate of NARC II or any of its Affiliates (other than any limited purpose or special purpose corporation or limited liability company similar to NARC II), (ii) a person related to any officer or director of any Affiliate of NARC II (other than any limited purpose or special purpose corporation or limited liability company similar to NARC II), (iii) a direct or indirect holder of one or more than

12	(Nissan 2015-B Sale and Servicing Agreement)

5% of any voting securities of any Affiliate of NARC II, (iv) a material creditor, material supplier, family member, manager, or contractor of NARC II, or (v) a person who controls (whether directly, indirectly, or otherwise) NARC II or its Affiliates or any material creditor, material supplier, employee, officer, director (other than during his tenure as an Independent Director of NARC II or for one or more Affiliates of NARC II), manager or material contractor of NARC II or its Affiliates.

“Insolvency Event” means, with respect to a specified Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or all or substantially all of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or substantially all of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for more than 90 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or substantially all of its property, or the making by such Person of any general assignment for the benefit of creditors.

“Interest Determination Date” means, with respect to any Interest Period with respect to the Floating Rate Notes, the day that is two London Business Days prior to the related Interest Reset Date.

“Interest Period” means, with respect to any Distribution Date and the Class A-1 Notes and the Floating Rate Notes, the period from (and including) the preceding Distribution Date or (in the case of the first Distribution Date) the Closing Date to (but excluding) such Distribution Date and, with respect to any Distribution Date and the Fixed Rate Notes, other than the Class A-1 Notes, the period from (and including) the 15th day of the preceding calendar month or (in the case of the first Distribution Date) the Closing Date to (but excluding) the 15th day of the month in which such Distribution Date occurs.

“Interest Rate” means the Class A-1 Interest Rate, the Class A-2a Interest Rate, the Class A-2b Interest Rate, the Class A-3 Interest Rate or the Class A-4 Interest Rate, as the case may be.

“Interest Reset Date” means, with respect to any Interest Period with respect to the Floating Rate Notes, the first day of such Interest Period; provided that if any Interest Reset Date would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that if that Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

“Issuer” means Nissan Auto Receivables 2015-B Owner Trust unless and until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

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“Issuer Order” and “Issuer Request” mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“LIBOR” means, for any Interest Period, the rate for deposits in U.S. Dollars having a maturity of one month (commencing on the related Interest Reset Date) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date. With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. Dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. Dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent for loans in U.S. Dollars to leading European banks in a principal amount that is representative of a single transaction in U.S. Dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

“Lien” means any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than Permitted Liens.

“Liquidated Receivable” means a Defaulted Receivable as to which the related Financed Vehicle has been liquidated by the Servicer.

“London Business Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

“Monthly Remittance Conditions” shall have the meaning assigned to such term in Section 5.02.

“Moody’s” means Moody’s Investors Service, Inc.

“NARC II” means Nissan Auto Receivables Corporation II, a Delaware corporation.

“Net Liquidation Proceeds” means the monies collected from whatever source on a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor, plus any amounts required by law to be remitted to the Obligor.

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“Nissan” means Nissan Motor Co., Ltd.

“NMAC” means Nissan Motor Acceptance Corporation, a California corporation.

“Non-U.S. Person” means any Person who is not (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source, (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust; or (v) a trust that was in existence prior to August 20, 1996 and that, under Treasury Regulations, is eligible to elect, and does validly elect, to be treated as a United States person (as defined in the Code and Treasury Regulations) despite not meeting the requirements of clause (iv).

“Nonrecoverable Advance” means any Outstanding Advance with respect to (i) any Defaulted Receivable or (ii) any Receivable as to which the Servicer determines that any recovery from payments made on or with respect to such Receivable is unlikely.

“Note” means a Class A-1 Note, a Class A-2a Note, a Class A-2b Note, a Class A-3 Note or a Class A-4 Note, as the context may require.

“Note Depository Agreement” means the agreement entitled “Letter of Representations” dated on or before the Closing Date between the Clearing Agency and the Issuer with respect to certain matters relating to the duties thereof with respect to the Book-Entry Notes.

“Note Factor” means, with respect to any Class of Notes and any Distribution Date, a seven-digit decimal figure obtained by dividing the Outstanding Amount of such Class of Notes, as of the close of business on the last day of the related Collection Period, by the initial Outstanding Amount of that Class of Notes.

“Note Owner” means, with respect to a Book-Entry Note, any Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Pool Factor” means, with respect to any Class of Notes and any Distribution Date, a seven-digit decimal figure obtained by dividing the Outstanding Amount of such Class of Notes as of the close of business on the last day of the related Collection Period by the Original Pool Balance.

“Note Register” means the Register of Noteholders’ information maintained by the Note Registrar pursuant to Section 2.04 of the Indenture.

15	(Nissan 2015-B Sale and Servicing Agreement)

“Note Registrar” means the Indenture Trustee unless and until a successor Note Registrar shall have been appointed pursuant to Section 2.04 of the Indenture.

“Noteholder” shall mean any of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders or the Class A-4 Noteholders.

“Noteholders’ Interest Carryover Shortfall” means, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the sum of the Noteholders’ Monthly Interest Distributable Amount for such Class for the preceding Distribution Date plus any outstanding Noteholders’ Interest Carryover Shortfall for such Class on such preceding Distribution Date, over the amount in respect of interest that is actually paid on the Notes of such Class on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the Noteholders’ Interest Carryover Shortfall at the related Interest Rate for the related Interest Period (calculated on the same basis as interest on that Class of Notes for the same period).

“Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date and a Class of Notes, the sum of the Noteholders’ Monthly Interest Distributable Amount for such Class plus any outstanding Noteholders’ Interest Carryover Shortfall for such Class as of the close of the immediately preceding Distribution Date.

“Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date and a Class of Notes, interest accrued for the related Interest Period (calculated on the basis of, in the case of the Class A-1 Notes and the Floating Rate Notes, the actual number of days in such Interest Period and a year assumed to consist of 360 days, and in the case of the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes, such Interest Period being assumed to consist of 30 days and a year assumed to consist of 360 days) at the related Interest Rate for such Class of Notes on the Outstanding Amount of the Notes of such Class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such Class of Notes).

“Noteholders’ Principal Carryover Shortfall” means, with respect to any Distribution Date, the excess, if any, of the Noteholders’ Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that is actually paid as principal on the Notes on such previous Distribution Date. Noteholders’ Principal Carryover Shortfall is not used to determine the amount of principal due on the Notes on any Distribution Date, but is used solely for reporting purposes.

“Noteholders’ Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to the Principal Distribution Amount for such Distribution Date until the outstanding principal amount of each Class of Notes has been reduced to zero, and for any Distribution Date thereafter, an amount equal to zero.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes.

16	(Nissan 2015-B Sale and Servicing Agreement)

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable (but excluding any Dealer in respect of Dealer Recourse).

“Officer’s Certificate” means a certificate signed by any Authorized Officer of the Issuer, the Seller or the Servicer, as applicable.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise provided herein, be an employee of or counsel to the Issuer, the Seller or the Servicer, which counsel shall be reasonably acceptable to the recipient of such opinion.

“Optional Purchase” shall have the meaning assigned to such term in Section 9.01(a).

“Optional Purchase Percentage” means 5.00%.

“Optional Purchase Price” means, an amount equal to the greater of (a) the aggregate Administrative Purchase Payments for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Distribution Date on which a purchase pursuant to Section 9.01 is effected) and (b) the sum of (i) the Outstanding Amount of all Classes of Notes, (ii) the Noteholders’ Interest Distributable Amount for all Classes of Notes for such Distribution Date and (iii) any amounts due pursuant to Sections 5.06(c)(viii) and (ix).

“Original Certificate Balance” means $54,295,766.34.

“Original Pool Balance” means the aggregate Principal Balance of the Receivables on the Cut-off Date.

“Original Principal Amount” means $270,000,000 for the Class A-1 Notes, $200,000,000 for the Class A-2a Notes, $290,000,000 for the Class A-2b Notes, $410,000,000 for the Class A-3 Notes and $132,710,000 for the Class A-4 Notes.

“Other Assets” means any assets (or interests therein) (other than the Collateral) conveyed or purported to be conveyed by the Seller to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; and

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

17	(Nissan 2015-B Sale and Servicing Agreement)

provided, that in determining whether the Holders of the requisite percentage of the Outstanding Amount of the Notes, or any Class of Notes, have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Basic Document, Notes owned by the Issuer, NARC II, NMAC, a Certificateholder or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, unless all Notes are owned by the Issuer, NARC II, NMAC, a Certificateholder or any of their respective Affiliates; provided, further, that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, NARC II, NMAC, a Certificateholder or any Affiliate of any of the foregoing Persons.

“Outstanding Advances” means, with respect to a Receivable and the last day of a Collection Period, the sum of all Advances made as of or prior to such date, minus all payments or collections as of or prior to such date that are specified in Sections 5.04(b) and 5.04(d) as applied to reimburse all unpaid Advances with respect to such Receivable.

“Outstanding Amount” means the aggregate principal amount of all Notes, or, if indicated by the context, all Notes of any Class, Outstanding at the date of determination.

“Owner Trust Estate” means all right, title and interest of the Trust in and to the Receivables (other than the Warranty Receivables for which the Seller has paid the Warranty Purchase Payment in accordance with Section 3.02 and Administrative Receivables for which the Servicer has paid the Administrative Purchase Payment in accordance with Section 4.06), and all monies paid thereon, and all monies accrued thereon, after the Cut-off Date; security interests in the Financed Vehicles and any accessions thereto; the Accounts and all funds deposited in the Accounts; all property (including the right to receive Net Liquidation Proceeds) that shall have secured a Receivable and that shall have been acquired by or on behalf of the Owner Trustee; proceeds from claims on any physical damage, credit life or disability insurance policies covering the Financed Vehicles or the Obligors; all right to receive payments in respect of any Dealer Recourse with respect to the Receivables; all right, title and interest of the Seller in and to the Purchase Agreement and the Assignment; all right, title and interest of the Trust pursuant to this Agreement and the Administration Agreement; certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and the proceeds of any and all of the foregoing.

“Owner Trustee” means Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

“Paying Agent” means, (i) under the Indenture, U.S. Bank National Association, as Indenture Trustee, or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account, including the payment of principal of or interest on the Notes on behalf of the Issuer, and (ii) under the Trust Agreement, any paying

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agent or co-paying agent appointed pursuant to Section 3.08 of the Trust Agreement that is authorized to make distributions from the Trust Collection Account, and shall initially be U.S. Bank National Association.

“Permitted Liens” means (a) any liens created by the Basic Documents; (b) any liens for taxes not yet due and payable or the amount of which is being contested in good faith by appropriate proceedings; and (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” shall have the meaning assigned to such term in the definition of “Delivery.”

“Pool Balance” as of the close of business on the last day of a Collection Period means the aggregate Principal Balance of the Receivables (reduced by the principal balance of any Administrative Receivables, Warranty Receivables and Defaulted Receivables) as of the close of business on such day.

“Pool Factor” for a particular Class of Notes or Certificates on any Distribution Date means a seven-digit decimal figure indicating the principal amount of such Class of Notes or the Certificate Balance, as the case may be, as of the close of business on the last day of the related Collection Period as a fraction of the Original Pool Balance.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Prepayment” means, with respect to any Receivable, any prepayment, whether in part or in full, in respect of such Receivable.

“Principal Balance” of a Receivable, as of any date of determination, means the Amount Financed minus the sum of (i) all payments on such Receivable allocable to principal, (ii) any refunded portion of extended warranty protection plan or service contract costs, or of physical damage, credit life or disability insurance premiums included in the Amount Financed, (iii) any payment of the Administrative Purchase Payment or the Warranty Purchase Payment with respect to the Receivable allocable to principal, (iv) any Net Liquidation Proceeds allocable to principal, and (v) any Prepayments or other payments applied to reduce the unpaid principal balance of that Receivable (to the extent not included in clauses (i) or (iii) of this definition).

“Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess, if any, of the sum of the aggregate outstanding principal balance of (a) the

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Notes and (b) the Certificates as of the preceding Distribution Date (after giving effect to any principal payments made on the Notes and Certificates on such preceding Distribution Date), or as of the Closing Date, in the case of the first Distribution Date, over the Adjusted Pool Balance as of the end of the related Collection Period; provided, however, that the Principal Distribution Amount on the Final Scheduled Distribution Date for any Class of Notes shall not be less than the amount necessary to reduce the outstanding principal amount of such Class to zero.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Public ABS Transaction” means any publicly registered issuance of securities backed by (i) a certificate representing the beneficial interest in a pool of vehicle leases originated in the United States for a lessee with a United States address and the related leased vehicles or (ii) motor vehicle retail installment contracts originated in the United States and, for both clause (i) and clause (ii), for which the Seller, or any United States Affiliate thereof, acts as a depositor.

“Purchase Agreement” means that certain agreement, dated as of the Closing Date, between NMAC and the Seller, relating to the purchase by the Seller from NMAC of the Receivables.

“Purchased Assets” shall have the meaning assigned to such term in Section 2.1 of the Purchase Agreement.

“Rating Agency” means, as of any date, any of the nationally recognized statistical rating organizations that has been requested by the Seller or one of its Affiliates to rate any Class of Notes and that is rating such Class of Notes on such date.

“Rating Agency Condition” means, with respect to any event or action and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the Notes or (b) that such Rating Agency shall have been given notice of such event or action at least ten (10) days prior to such event or action (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or action will cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event or action, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event or action had been previously satisfied pursuant to clause (a) or clause (b) above.

“Receivable” means any retail installment sale contract that appears on the Schedule of Receivables and that has not been released by the Owner Trustee from the Trust.

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“Receivable File” means the records (whether tangible or electronic) specified in Section 2.02 pertaining to a particular Receivable.

“Record Date” means, with respect to the Notes of any Class and each Distribution Date, the Business Day immediately preceding such Distribution Date, and, with respect to the Certificates or if Definitive Notes, representing any Class of Notes, have been issued, the last day of the Collection Period preceding the related Distribution Date. Any amount stated “as of a Record Date” or “on a Record Date” shall give effect to (i) all applications of collections, and (ii) all distributions to any party under this Agreement, the Indenture and the Trust Agreement or to the related Obligor, as the case may be, in each case as determined as of the opening of business on the related Record Date.

“Redemption Date” shall have the meaning assigned to such term in Section 9.01(a).

“Redemption Price” means an amount equal to the sum of (a) the Outstanding Amount of all Notes redeemed, plus (b) accrued and unpaid interest thereon at the Noteholders’ Interest Distributable Amount for the Notes being so redeemed, up to but excluding the Redemption Date.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such regulation may be amended from time to time, subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Relevant Trustee” means (i) with respect to the control over or appropriate designation denoting ownership or control over any property comprising a portion of the Owner Trust Estate that either is not conveyed or pledged to the Indenture Trustee for the benefit of the Noteholders pursuant to the Granting Clause of the Indenture or that has been released from the lien of the Indenture, the Owner Trustee, and (ii) with respect to any property comprising a portion of the Collateral that has not been released from the lien of the Indenture, the Indenture Trustee; provided, however, that with respect to any property that is under the joint or separate control of a co-trustee or separate trustee under the Trust Agreement or the Indenture, respectively, “Relevant Trustee” shall refer to either or both of the Owner Trustee and such co-trustee or separate trustee or to either or both of the Indenture Trustee and such co-trustee or separate trustee, as the case may be.

“Required Deposit Rating” shall have the meaning assigned to such term in the definition of “Eligible Account.”

“Required Rate” means, with respect to any Distribution Date, 4.00%.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 5.01 and Section 5.07.

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“Reserve Account Initial Deposit” means $3,392,514.42.

“Responsible Officer” means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of the Indenture.

“Retained Notes” if any, means any Notes beneficially owned by the Issuer or an entity which, for U.S. federal income tax purposes, is considered the same Person as the Issuer, until such time as such Notes are the subject of an opinion pursuant to Section 2.04(g) of the Indenture.

“Schedule of Receivables” means the schedule of receivables on file with the Indenture Trustee, as it may be amended from time to time.

“Scheduled Payment” on a Receivable means the payment required to be made by the Obligor during each Collection Period that is sufficient to amortize the related Principal Balance under the Simple Interest Method over the term of the Receivable and to provide interest at the related APR.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933.

“Securityholders” shall have the meaning assigned to such term in this Section 1.01 under the definition of “Holder.”

“Seller” means NARC II, as the seller of the Receivables under this Agreement, and each successor to NARC II (in the same capacity) pursuant to Section 6.04.

“Servicer” means NMAC, as the servicer of the Receivables, and each successor to NMAC (in the same capacity) pursuant to Section 7.03 or 8.02.

“Servicer Default” means an event specified in Section 8.01.

“Servicer’s Certificate” means a certificate completed and executed on behalf of the Servicer by the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the controller or any assistant controller of the Servicer pursuant to Section 4.08.

“Servicing Rate” means 1.00% per annum.

“Similar Law” means a law that is similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code.

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“Simple Interest Method” means the method of allocating a fixed level payment to principal and interest pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the quotient obtained by calculating the period of time elapsed since the preceding payment of interest was made and dividing such period of time by 365 or 366, as appropriate.

“Simple Interest Receivable” means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

“Specified Reserve Account Balance” means with respect to any Distribution Date, an amount equal to not less than 0.25% of the Adjusted Pool Balance as of the Cut-off Date provided, that on any Distribution Date after the Notes are no longer Outstanding following payment in full of the principal of and interest on the Notes, the “Specified Reserve Account Balance” shall be $0.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Successor Servicer” means any entity appointed as a successor to the Servicer pursuant to Section 8.02.

“Supplemental Servicing Fee” means, with respect to any Distribution Date, all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables received by the Servicer during the related Collection Period.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax.

“Total Servicing Fee” means, with respect to any Distribution Date, the sum of the Base Servicing Fee and the Supplemental Servicing Fee.

“Transferred Assets” shall have the meaning assigned to such term in Section 2.01.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means the Issuer.

“Trust Agreement” means the Trust Agreement, dated as of July 6, 2015, as amended by the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Seller, Wilmington Trust, National Association, as Owner Trustee and U.S. Bank National Association, as Certificate Registrar and Paying Agent.

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“Trust Collection Account” means an Eligible Account established by the Owner Trustee pursuant to Section 5.01(a) of the Trust Agreement.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trust Officer” means, in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of the Indenture and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Warranty Purchase Payment,” for any Warranty Receivable as of the last day of any Collection Period, means the sum of the Principal Balance thereof as of the beginning of such Collection Period plus interest accrued thereon through the due date for the Obligor’s payment in such Collection Period, at the related APR, after giving effect to the receipt of monies collected (from whatever source other than Advances) on such Warranty Receivable, if any, during such Collection Period.

“Warranty Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Seller pursuant to Section 3.02.

“YSOC Amount” means, (i) as of the Closing Date, $67,584,220.84, and (ii) thereafter, with respect to any Collection Period and the related Distribution Date, the aggregate amount by which the Principal Balance as of the last day of such Collection Period of each Receivable (other than a Receivable that is a non-collectible or a Defaulted Receivable, an Administrative Receivable or a Warranty Receivable), exceeds the present value of each scheduled payment of each such Receivable assuming the discount rate of such Receivable is the greater of the Required Rate or the Receivable’s contract rate and that such scheduled payments (assumed to be equal monthly payments that amortize the Principal Balance of the Receivable to zero, using its contract rate, over the remaining term of the contract) are made on the last day of each month and each month has 30 days.

SECTION 1.02 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to

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laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; the term “including” means “including without limitation;” and the term “or” is not exclusive.

ARTICLE II

Conveyance of Receivables

SECTION 2.01 Conveyance of Receivables.

(a) In consideration of the promises and the agreements, provisions and covenants herein contained and other good and valuable consideration to be delivered to the Seller hereunder, the Seller does hereby sell, transfer, assign and otherwise convey to the Issuer, without recourse (but subject to the Seller’s obligations in this Agreement) (collectively, the “Transferred Assets”):

(i) all right, title and interest of the Seller in and to the Receivables (including all related Receivable Files) listed in the Schedule of Receivables and all monies due thereon or paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 3.02 or the purchase of Receivables by the Servicer pursuant to Sections 4.06 or 9.01) after the Cut-off Date;

(ii) the right of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any related property;

(iii) the right of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering the Financed Vehicles or the Obligors;

(iv) the right of the Seller through NMAC to receive payments in respect of any Dealer Recourse with respect to the Receivables;

(v) the rights of the Seller under the Purchase Agreement and the Assignment;

(vi) the right of the Seller to realize upon any property (including the right to receive future Net Liquidation Proceeds) that shall have secured a Receivable;

(vii) the right of the Seller in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date;

(viii) all other assets comprising the Owner Trust Estate; and

(ix) all proceeds of the foregoing.

On the Closing Date, the Seller shall deliver to, or to the order of, the Issuer the Transferred Assets and in consideration therefor, the Issuer shall deliver to, or to the

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order of, the Seller, the Notes and the Certificates. Notwithstanding the foregoing, monies received in respect of the Receivables after the Cut-off Date and before the Closing Date shall be deposited by NMAC (in its individual capacity or as the Servicer) into the Collection Account no later than the Business Day preceding the first Distribution Date.

(b) Notwithstanding the foregoing, in the event that the Receivables and other Transferred Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Transferred Assets, then it is intended that:

(i)	This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii)	The conveyance provided for in Section 2.01 shall be deemed to be a grant by the Seller of, and the Seller hereby grants to the Issuer, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Transferred Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

(iii)	The possession by the Issuer, or the Servicer as the Issuer’s agent, of the Receivable Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv)	Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

SECTION 2.02 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Issuer as custodian of the following documents or instruments that are hereby constructively delivered to the Issuer with respect to each Receivable (but only to the extent applicable to such Receivable and only to the extent held in tangible paper form or electronic form) (collectively, the “Receivable Files”):

(a) the original of each tangible record constituting or forming a part of such Receivable that is tangible chattel paper (as such term is used in Section 9-105 of the UCC) (or a photocopy or other image thereof that the Servicer shall keep on file in accordance with its customary procedures) and a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of each Receivable, fully executed by the Obligor;

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(b) the original credit application executed by the related Obligor (or a photocopy or other image thereof that the Servicer shall keep on file in accordance with its customary procedures);

(c) the original certificate of title (or a photocopy or other image thereof or such documents that the Servicer shall keep on file in accordance with its customary procedures), evidencing the security interest of the Servicer in the related Financed Vehicle; and

(d) any and all other records (whether tangible or electronic) that the Servicer shall keep on file, in accordance with its customary procedures, relating to such Receivable, the related Obligor or Financed Vehicle.

SECTION 2.03 Acceptance by Issuer. The Issuer acknowledges its acceptance pursuant to this Agreement, of all right, title and interest in and to the Receivables and the other Transferred Assets conveyed by the Seller pursuant to this Agreement and declares and shall declare from and after the date hereof that the Issuer holds and shall hold such right, title and interest, upon the terms and conditions set forth in this Agreement.

ARTICLE III

The Receivables

SECTION 3.01 Representations and Warranties of the Seller with Respect to the Receivables. The Seller makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Characteristics of Receivables. Each Receivable (i) has been originated in the United States of America or a territory thereof by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business, has been fully and properly executed or authenticated by the parties thereto, has been purchased by the Seller from NMAC pursuant to the Purchase Agreement, which in turn has purchased such Receivables from such Dealer under an existing dealer agreement with NMAC, and has been validly assigned by such Dealer to NMAC, which in turn has been validly assigned pursuant to the Purchase Agreement by NMAC to the Seller in accordance with its terms, (ii) created a valid, subsisting and enforceable security interest in favor of NMAC in such Financed Vehicle, which security interest has been validly assigned pursuant to the Purchase Agreement by NMAC to the Seller, which in turn has been validly assigned by the Seller to the Issuer in accordance with the terms hereof, (iii) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the

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security, (iv) provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed over an original term of no greater than 75 payments, subject to the fact that some Receivables provide for a deferral of initial payments of up to 90 days, but all Obligors have made the initial payment on the related Receivables, and (v) provides for interest at the related APR.

(b) Schedule of Receivables. The information set forth in the Schedule of Receivables was true and correct in all material respects as of the opening of business on the Cut-off Date; the Receivables were selected from NMAC’s retail installment sale contracts meeting the criteria of the Trust set forth in this Agreement; and no selection procedures believed to be adverse to the Securityholders were utilized in selecting the Receivables.

(c) Compliance with Law. Each Receivable, the origination of such Receivable, and the sale of the Financed Vehicle complied at the time it was originated or made and at the execution of this Agreement complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Servicemembers Civil Relief Act, the Bureau of Consumer Financial Protection’s Regulations B and Z, the Gramm-Leach-Bliley Act and state adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code, state “Lemon Laws” designed to prevent fraud in the sale of automobiles and other consumer credit laws and equal credit opportunity and disclosure laws.

(d) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (ii) the effect of general equitable principles and (iii) the potential unenforceability of waivers of jury trial provisions in certain states.

(e) Security Interest in Financed Vehicle. (i) Immediately prior to the sale, assignment and transfer thereof to the Issuer, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of NMAC as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of NMAC as secured party, and (ii) as of the Cut-off Date, according to the records of NMAC, no Financed Vehicle has been repossessed and the possession thereof not reinstated.

(f) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

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(g) No Waiver. No provision of a Receivable has been waived in a manner that is prohibited by the provisions of Section 4.01 or that would cause such Receivable to fail to meet all of the other requirements and warranties made by the Seller herein with respect thereto.

(h) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part or subject such Receivable to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

(i) No Liens. To the Seller’s knowledge, no liens have been filed for work, labor or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

(j) No Default. Except for payment defaults continuing for a period of not more than 29 days as of the Cut-off Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen (other than deferrals and waivers of late payment charges or fees permitted hereunder).

(k) Insurance. NMAC, in accordance with its customary procedures, has determined at the time of origination of each Receivable that the related Obligor has agreed to obtain physical damage insurance covering the Financed Vehicle and the Obligor is required under the terms of the related Receivable to maintain such insurance.

(l) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables and the other Transferred Assets from the Seller to the Trust and that the beneficial interest in and title to the Receivables and the other Transferred Assets not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, and immediately upon the transfer thereof, the Issuer, for the benefit of the Noteholders and the Certificateholders, shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others. Each Receivable File contains the original certificate of title (or a photocopy or image thereof) or evidence that an application for a certificate of title has been filed. To the extent the transfer and assignment contemplated by this Agreement is deemed to be other than a sale, this Agreement and all filings described under this Agreement create a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.

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(m) Lawful Assignment. No Receivable has been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement are unlawful, void or voidable.

(n) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Indenture Trustee a first priority perfected security interest in the Receivables have been made, will be made on the Closing Date or will be delivered within 10 days after the Closing.

(o) Chattel Paper. Each Receivable constitutes either “tangible chattel paper” or “electronic chattel paper” as such terms are defined in the UCC.

(p) Simple Interest Receivables. All of the Receivables are Simple Interest Receivables.

(q) [Reserved].

(r) No Amendments. No Receivable has been amended such that the amount of the Obligor’s Scheduled Payments has been increased.

(s) APR. The Annual Percentage Rate of each Receivable ranges from 0.00% to 11.14%.

(t) Maturity. As of the Cut-off Date, each Receivable had a remaining term to maturity of not less than 3 payments and not greater than 72 payments.

(u) Balance. Each Receivable had an original Principal Balance of not more than $74,973.01 and, as of the Cut-off Date, had a Principal Balance of not less than $2,013.00 and not more than $73,176.35.

(v) Delinquency. No Receivable was more than 29 days past due as of the Cut-off Date, and no Receivable has been extended by more than two months.

(w) Payment Date. Each Receivable has a first scheduled payment date on or prior to the end of the first Collection Period.

(x) Bankruptcy. No Obligor was the subject of a bankruptcy proceeding (according to the records of NMAC) as of the Cut-off Date.

(y) Transfer. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the consent of NMAC.

(z) New, Near-New and Used Vehicles. Each Financed Vehicle was a new, near-new or used automobile or light-duty truck at the time the related Obligor executed or authenticated the retail installment sale contract.

(aa) Origination. Each Receivable has an origination date on or after October 7, 2009.

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(bb) Prepayment. Each Receivable provides that a prepayment by the related Obligor will fully pay the principal balance and accrued interest through the date of prepayment based on the Receivable’s Annual Percentage Rate.

(cc) Receivable Files. There is only one original executed copy of each “tangible record” constituting or forming a part of each Receivable that is tangible chattel paper and a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of each Receivable that is electronic chattel paper. The Receivable Files that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Seller to any Person other than the Issuer. All financing statements filed or to be filed against the Seller in favor of the Issuer in connection herewith describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as permitted in the Sale and Servicing Agreement, will violate the rights of the Issuer.”

(dd) Forced-Placed Insurance Premiums. No contract relating to any Receivable has had forced-placed insurance premiums added to the amount financed.

(ee) No Fraud or Misrepresentation. To the knowledge of the Seller, no Receivable was originated by a Dealer and sold by such Dealer to the Seller with any conduct constituting fraud or misrepresentation on the part of such Dealer.

(ff) No Further Amounts Owed on the Receivables. No further amounts are owed by the Seller to any Obligor under the Receivables.

(gg) No Pledge or Assignment of Receivables. Other than the security interest granted to the Issuer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Issuer hereunder or a financing statement as to which the security interest covering the Receivables has been released. The Seller is not aware of any judgment or tax lien filings against the Seller.

(hh) No Government Obligors. None of the Receivables shall be due from the United States or any state, or from any agency, department subdivision or instrumentality thereof.

SECTION 3.02 Repurchase upon Breach. The Seller, the Servicer or the Issuer, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller’s representations and warranties pursuant to Section 3.01 that materially and adversely affects the interests of the Securityholders in any Receivable; provided, that the delivery of the Servicer’s Certificate pursuant to Section 4.08 shall be deemed to constitute prompt written notice by the Servicer of

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such breach. Unless the breach shall have been cured by the last day of the second Collection Period following the Collection Period in which such discovery occurred (or, at the Seller’s election, the last day of the first Collection Period following such Collection Period), the Seller shall be obligated (whether or not such breach was known to the Seller on the Closing Date), and the Issuer shall enforce the obligation of the Seller under this Agreement to repurchase any Receivable the Securityholders’ interest in which was materially and adversely affected by the breach as of such last day. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure does not affect the ability of the Issuer to receive and retain timely payment in full on such Receivable. In consideration of the purchase of the Receivables, the Seller shall remit (or cause to be remitted) the Warranty Purchase Payment in the manner specified in Section 5.05. The sole remedy of the Trust, the Indenture Trustee (by operation of the assignment of the Issuer’s rights hereunder pursuant to the Indenture), or any Securityholder with respect to a breach of the Seller’s representations and warranties pursuant to Section 3.01, shall be to require the Seller to repurchase Receivables pursuant to this Section 3.02.

SECTION 3.03 Duties of Servicer as Custodian.

(a) Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. In accordance with its customary practices with respect to its retail installment sale contracts, the Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer, the Owner Trustee or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any material failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided in all material respects and shall promptly take appropriate action to remedy any such material failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee or the Indenture Trustee of the Receivable Files.

(b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File in the continental United States. The Servicer shall make available to the Owner Trustee and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours upon reasonable prior written notice as the Owner Trustee or the Indenture Trustee shall instruct. The Servicer shall permit the Owner Trustee, the Indenture Trustee and their respective agents at any time during normal business hours upon reasonable prior written notice to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.

(c) Release of Receivable Files. Upon the occurrence and during the continuation of a Servicer Default or to the extent necessary for the Indenture Trustee to comply with its obligations under this Agreement, the Servicer shall, upon instruction from the Indenture Trustee, release any Receivable File to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as commercially practicable.

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SECTION 3.04 Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Owner Trustee or the Indenture Trustee.

SECTION 3.05 Custodian’s Indemnification. The Servicer, as custodian, shall indemnify the Issuer, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against any of them as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

SECTION 3.06 Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Cut-off Date, and shall continue in full force and effect until terminated pursuant to this Section 3.06. If NMAC shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of NMAC as custodian may be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes or, with the consent of Holders of the Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by the Owner Trustee or by the Certificateholders evidencing not less than 25% of the Certificate Balance, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. The Indenture Trustee or, with the consent of the Indenture Trustee, the Issuer may terminate the Servicer’s appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days’ prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files and the related accounts and records maintained by the Servicer to the Relevant Trustee or the agent thereof at such place or places as the Relevant Trustee may reasonably designate.

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ARTICLE IV

Administration and Servicing of Receivables

SECTION 4.01 Duties of Servicer.

(a) The Servicer shall manage, service, administer and make collections on the Receivables in accordance with its Customary Servicing Practices, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. There are no requirements under the Basic Documents to maintain a back-up servicer. Except with respect to Defaulted Receivables, Administrative Receivables or Warranty Receivables or to the extent required by state or federal law or court order, the Servicer shall not change the amount of or reschedule the due date of any Scheduled Payment beyond the Final Scheduled Distribution Date for the Class A-4 Notes; provided, however, that:

(1) (A) if a default, breach, violation, delinquency or event permitting acceleration under the terms of any Receivable shall have occurred or, in the judgment of the Servicer, is imminent, the Servicer may modify or extend such Receivable in accordance with its Customary Servicing Practices and (B) the Servicer may reduce an Obligor’s monthly payment amount in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjustments in an Obligor’s payment terms to the extent required by law;

(2) if at the end of the scheduled term of any Receivable, the outstanding principal amount thereof is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal amount in more than one payment of principal and interest, provided that the last such payment shall be due on or prior to the last day of the Collection Period preceding the Final Scheduled Distribution Date for the Class A-4 Notes; and

(3) the Servicer may in its discretion waive any late fees, prepayment charges and other administrative fees and expenses or similar charges that may be collected in the ordinary course of servicing a Receivable.

(b) The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending remittance advises to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and making Advances pursuant to Section 5.04. The Servicer is not required under the Basic Documents to make any disbursements via wire transfer or otherwise on behalf of an Obligor. There are no requirements under the Receivables or the Basic Documents for funds to be, and funds shall not be, held in trust for an Obligor. The Servicer is not required to make any payments or distributions on behalf of an Obligor. In addition, if and to the extent applicable, the Servicer’s duties shall include the execution and delivery of any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002.

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(c) Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Trust, the Owner Trustee, the Indenture Trustee and the Securityholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles securing the Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than an Administrative Receivable or a Warranty Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Issuer shall, at the Servicer’s expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the name of the Indenture Trustee or the Securityholders. The Issuer shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(d) Nothing in any section of this Agreement shall be construed to prevent the Servicer from implementing new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or from modifying its standards, policies and procedures as long as, in each case, such programs or modifications would be consistent with its Customary Servicing Practices.

SECTION 4.02 Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due in accordance with its Customary Servicing Practices. Except for Advances made pursuant to Section 5.04, there are no requirements under the Basic Documents for advances of funds or guarantees regarding collections, cash flows or distributions. Except for the requirements set forth in Section 5.04 relating to Advances, there are no requirements under the Basic Documents for the making, review or approval of Advances.

SECTION 4.03 Realization upon Receivables. On behalf of the Trust, the Servicer shall use commercially reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely, unless it determines in its sole discretion that repossession will not increase the Net Liquidation Proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer shall follow such Customary Servicing Practices and procedures as it shall deem necessary or advisable, which may include reasonable efforts to realize upon any Dealer Recourse and selling the related Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Net Liquidation Proceeds. If in any enforcement suit or legal proceeding it is held that the Seller or the Servicer may not enforce a repurchased Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the

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Issuer, and the Indenture Trustee on behalf of the Noteholders, shall, at the written direction and expense of the Seller or Servicer, as the case may be, take such reasonable steps as the Seller or the Servicer deems necessary to enforce the Receivable, including bringing suit in the name or names of the Issuer, the Certificateholders or the Noteholders.

SECTION 4.04 Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its Customary Servicing Practices, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason. If the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle’s certificate of title, to grant to the Trust a first priority perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Trust for the purpose of perfecting the security interest of the Trust in such Financed Vehicle and agrees that the Servicer’s listing as the secured party on the certificate of title is in this capacity as agent of the Trust. The provisions set forth in this Section 4.04 are the sole requirements under the Basic Documents with respect to the maintenance of collateral or security on the Receivables. It is understood that the Financed Vehicles are the collateral and security for the Receivables, but that the certificate of title with respect to a Financed Vehicle does not constitute collateral and merely evidences such security interest.

SECTION 4.05 Covenants of Servicer.

(a) The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except (i) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices, (ii) in connection with repossession or (iii) except as may be required by an insurer in order to receive proceeds from any insurance policy covering such Financed Vehicle.

(b) [Reserved.]

(c) Except with respect to Defaulted Receivables, Administrative Receivables or Warranty Receivables or to the extent required by law or court order, the Servicer shall not alter the APR of any Receivable or forgive payments on a Receivable. Except as provided in Section 4.01, the Servicer shall not modify the number of payments under a Receivable, increase the amount financed under a Receivable, or extend the due date for any payment on a Receivable beyond the Final Scheduled Distribution Date for the Class A-4 Notes.

(d) [Reserved.]

(e) If the Seller is required to pay tax under the second sentence of Section 6.03 and if such tax is not paid by the Seller, then the Servicer shall pay such tax (or cause such tax to be paid) to the applicable taxing authority on behalf of the Issuer.

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SECTION 4.06 Purchase of Receivables upon Breach. The Servicer or the Issuer shall inform the other party and the Indenture Trustee promptly, in writing, upon the discovery of any breach by the Servicer of its obligations under Section 4.02, 4.04 or 4.05 that would materially and adversely affect any Receivable. Unless the breach shall have been cured by the last day of the second Collection Period following the Collection Period in which such discovery occurred (or, at the Servicer’s election, the last day of the first Collection Period following such Collection Period), the Servicer shall (whether or not such breach was known to the Servicer on the Closing Date) purchase any Receivable materially and adversely affected by such breach as of such last day. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure does not affect the ability of the Issuer to receive and retain timely payment in full on such Receivable. In consideration of such Receivable, the Servicer shall remit the Administrative Purchase Payment (as reduced by any Outstanding Advances with respect to such Receivable) in the manner specified in Section 5.05. For the purposes of this Section 4.06, the Administrative Purchase Payment shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Advances with respect to the purchased Receivable. The sole remedy of the Indenture Trustee, the Owner Trustee, the Trust or the Securityholders against the Servicer with respect to a breach by the Servicer of its obligations under Sections 4.02, 4.04 or 4.05 shall be to require the Servicer to purchase Receivables pursuant to this Section 4.06.

SECTION 4.07 Servicing Fee and Expenses. As compensation for the performance of its obligations hereunder, the Servicer shall be entitled to receive on each Distribution Date the Total Servicing Fee. The Servicer will also be entitled to receive investment earnings (net of investment losses and expenses) on funds on deposit in the Collection Account and the Reserve Account during each Collection Period. Except to the extent otherwise provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including fees and disbursements of independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Securityholders and all other fees and expenses not expressly stated under this Agreement to be for the account of the Securityholders). If the Rating Agency Condition shall have been satisfied, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from the prior Distribution Date) may be paid at the beginning of that Collection Period out of collections of interest on the related Receivables.

SECTION 4.08 Servicer’s Certificate. On or before each Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent and the Indenture Trustee, with a copy to each Rating Agency, a Servicer’s Certificate containing all information necessary to make the distributions pursuant to Sections 5.06, 5.07 and 5.08 for the Collection Period preceding the date of such Servicer’s Certificate, all information necessary for the Owner Trustee to send statements to the Certificateholders and the Indenture Trustee to send statements to the Noteholders pursuant to the Trust Agreement or Indenture, as the case may be. Each of the Owner Trustee and the Indenture Trustee may conclusively rely on the information in any Servicer’s Certificate and shall have no duty to confirm or verify the contents thereof.

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SECTION 4.09 Annual Statement as to Compliance; Notice of Default.

(a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, within 90 days after the end of each fiscal year of the Servicer, beginning June 30, 2016, an Officer’s Certificate with respect to the prior fiscal year of the Servicer ended such calendar year (or with respect to the initial Officer’s Certificate, the period from the date of the initial issuance of the Notes to March 31, 2016), stating that (i) a review of the activities of the Servicer during the preceding 12-month (or shorter) period and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled its obligations in all material respects under this Agreement throughout such twelve-month (or shorter) period, or, if there has been a failure to fulfill of any such obligation, specifying each such failure known to such officer and the nature and status thereof. A copy of such Officer’s Certificate may be obtained by any Certificateholder or Noteholder by a request in writing to the Owner Trustee or the Indenture Trustee addressed as set forth in Section 10.03 hereof.

(b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice (in the form of an Officer’s Certificate) of any event that with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01.

(c) Except to the extent set forth in Section 4.09(b) of this Agreement and Section 5.01 of the Indenture, the Basic Documents do not require any policies or procedures to monitor any performance or other triggers and events of default.

SECTION 4.10 [Reserved]

SECTION 4.11 Access to Certain Records and Information Regarding Receivables.

(a) The Servicer shall provide to the Owner Trustee and the Indenture Trustee access to the Receivable Files in such cases where the Securityholders shall be required by applicable statutes or regulations to review such records or information. In each case, such access shall be afforded without charge, but only upon reasonable prior written request and during the normal business hours at the respective offices of the Servicer.

(b) Nothing in this Section 4.11 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

SECTION 4.12 Appointment of Subservicer. So long as NMAC acts as the Servicer, the Servicer may at any time without notice or consent delegate any or all of its duties under this Agreement to any of its Affiliates. The Servicer may at any time perform specific duties as servicer under this Agreement through other subcontractors; provided, however, that no such delegation or subcontracting shall relieve the Servicer of its responsibilities with respect to such duties as to which the Servicer shall remain primarily responsible with respect thereto. For any servicing activities delegated to third parties in accordance with this Section 4.12, the Servicer

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shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Servicer follows with respect to comparable motor vehicle receivables serviced by the Servicer for its own account.

SECTION 4.13 [Reserved]

SECTION 4.14 Acknowledgement by Servicer of its Obligations under the Indenture. The Servicer hereby agrees and consents to the provisions of the Indenture applicable to it (including, without limitation, Section 8.03(a) and Section 8.03(b) thereof) and agrees to be bound by such provisions.

SECTION 4.15 Compliance with Regulation AB. So long as the Seller is required to file any reports with respect to the Issuer under the Exchange Act, the Servicer agrees to perform all duties and obligations applicable to or required of the Issuer set forth in Appendix A attached hereto and made a part hereof in all respects and makes the representations and warranties therein applicable to it.

SECTION 4.16 Fidelity Bond. The Servicer shall not be required to maintain a fidelity bond or error and omissions policy.

SECTION 4.17 Administrator Compensation. The Servicer shall pay the Administrative Agent compensation pursuant to Section 3 of the Administration Agreement.

ARTICLE V

Distributions; Accounts;

Statements to the Certificateholders and the Noteholders

SECTION 5.01 Establishment of Accounts.

(a) The Servicer, on behalf of the Owner Trustee and the Indenture Trustee, shall establish the following accounts:

(i) For the benefit of the Securityholders in the name of the Indenture Trustee, an account (the “Collection Account”), which shall be an Eligible Account initially established with the Indenture Trustee; and

(ii) For the benefit of the Securityholders in the name of the Indenture Trustee, an account (the “Reserve Account”), which shall be an Eligible Account initially established with the Indenture Trustee.

(b) All amounts held in the Collection Account and the Reserve Account (collectively, the “Accounts”) shall, to the extent permitted by applicable laws, rules and regulations and as directed by the Servicer, be invested by the Indenture Trustee in Eligible Investments in accordance with Section 8.03 of the Indenture. All such Eligible Investments shall mature not later than the Business Day preceding the next Distribution Date, in such manner that such amounts invested shall be available to make the required distributions on the Distribution Date; provided, that if permitted by the Rating Agencies,

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monies on deposit therein may be invested in Eligible Investments that mature later than the Business Day preceding the next Distribution Date; provided, further, that such investment shall be sold not later than the Business Day preceding the next Distribution Date. The Servicer will not direct the Indenture Trustee, and the Issuer shall cause the Servicer not to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

(c) If either (i) the Servicer, in its sole discretion and for any reason, notifies the Indenture Trustee and the Owner Trustee in writing that the Accounts should be moved or (ii) the Indenture Trustee or the Owner Trustee, as applicable, notifies the Servicer that the short-term unsecured debt obligations of the Indenture Trustee or the Owner Trustee, as applicable, no longer have the Required Deposit Rating, then, in each case, the Servicer shall, within ten Business Days after receipt of the notice described in clause (i) or (ii), as applicable, cause the Accounts (x) to be moved to segregated trust accounts in a bank or trust company selected by the Servicer, the short term unsecured debt obligations of which shall have the Required Deposit Rating, or (y) to be moved to the trust department of the Indenture Trustee or the Owner Trustee, as applicable. The Indenture Trustee or the Owner Trustee, as applicable, shall assist the Servicer with the moving of Accounts described in the preceding sentence.

(d) Earnings on investment of funds in the Collection Account and the Reserve Account shall be paid to the Servicer as additional servicing compensation, and any losses and investment expenses shall be charged against the funds on deposit in the Collection Account or the Reserve Account, as applicable.

(e) The Indenture Trustee shall transfer all amounts remaining on deposit in the Collection Account on the Distribution Date on which the Notes of all Classes have been paid in full (or when substantially all of the Collateral is otherwise released from the lien of the Indenture) to the Designated Account, and take all necessary or appropriate actions to transfer all of its right, title and interest in the Collection Account, all funds or investments held therein and all proceeds thereof, whether or not on behalf of the Securityholders, to the Owner Trustee for the benefit of the Certificateholders, subject to the limitations set forth in the Indenture with respect to amounts held for payment to Noteholders that do not promptly deliver a Note for payment on such Distribution Date. After the transfer to the Designated Account described in the immediately preceding sentence, references in this Agreement to “Collection Account” shall be deemed to be references to the “Designated Account.”

(f) With respect to the Accounts and all property held therein, the Owner Trustee agrees, by its acceptance hereof that, on the terms and conditions set forth in the Indenture, for so long as Notes of any Class remain outstanding, the Indenture Trustee shall possess all right, title and interest therein (excluding interest or investment income

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thereon payable to the Servicer or the Seller, as the case may be), and the Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as the case may be, as set forth in the Indenture. The parties hereto agree that the Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of permitting the Servicer, Indenture Trustee or the Owner Trustee to carry out its respective duties hereunder or under the Indenture or the Trust Agreement, as the case may be.

Notwithstanding the foregoing, the Servicer shall be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, as the case may be, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or posting.

(g) With respect to the Account Property, the parties hereto agree that:

(i) any Account Property that consists of uninvested funds shall be held solely in Eligible Accounts and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and, except as otherwise provided in the Basic Documents, the Indenture Trustee or its designee shall have sole signature authority with respect thereto;

(ii) any Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee or its designee, in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or any such designee;

(iii) any Account Property that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (iv) below shall be delivered to the Indenture Trustee or its designee in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or such designee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its designee’s) ownership of such security on the books of the issuer thereof; and

(iv) any Account Property that is an uncertificated security that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account at a Federal Reserve Bank and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee or its designee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee or such designee, pending maturity or disposition, through continued book-entry registration of such Account Property as described in such paragraph.

(h) No checks shall be issued, printed, or honored with respect to the Collection Account, the Reserve Account, or the Trust Collection Account.

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SECTION 5.02 Collections.

(a) Except as otherwise provided in this Agreement, the Servicer shall remit to the Collection Account all payments received by or on behalf of the Obligors on or in respect of the Receivables (excluding payments on the Warranty Receivables or the Administrative Receivables) and all Net Liquidation Proceeds not later than the second Business Day after identification thereof. For purposes of this Article V, the phrase “payments received by or on behalf of the Obligors” shall mean payments made by Persons other than the Servicer. Notwithstanding the foregoing, for so long as (i) NMAC is the Servicer, (ii) (A) NMAC’s short-term unsecured debt obligations are rated at least “Prime-1” by Moody’s and at least “F1” by Fitch (so long as Moody’s and Fitch are Rating Agencies), (B) NMAC maintains a letter of credit or other form of enhancement acceptable to each Rating Agency to support NMAC’s obligation to deposit collections into the Collection Account, or (C) NMAC otherwise satisfies each Rating Agency’s requirements, and (iii) no Event of Default or Servicer Default shall have occurred and be continuing (unless waived by the appropriate Securityholders) (collectively, the “Monthly Remittance Conditions”), the Servicer shall not be required to remit such collections to the Collection Account on the foregoing basis but shall be entitled to retain such collections, without segregation from its other funds, until the Business Day before each Distribution Date at which time the Servicer shall remit all such collections in respect of the related Collection Period to the Collection Account in immediately available funds. Commencing with the first day of the first Collection Period that begins at least two Business Days after the day on which any Monthly Remittance Condition ceases to be satisfied and for so long as any Monthly Remittance Condition is not satisfied, all collections then held by the Servicer shall be immediately deposited into the Collection Account and all future collections on or in respect of the Receivables (other than payments on Warranty Receivables and the Administrative Receivables) and all Net Liquidation Proceeds shall be remitted by the Servicer to the Collection Account not later than the second Business Day after identification thereof. Notwithstanding anything herein to the contrary, if a subsequent Public ABS Transaction calls for changes in making monthly deposits to the related collection account, then, if the Rating Agency Condition shall have been satisfied, the Servicer will no longer be bound by the Monthly Remittance Condition hereunder, and will instead be subject to the conditions to making monthly deposits as required by the subsequent Public ABS Transaction.

(b) The Indenture Trustee or the Owner Trustee shall not be deemed to have knowledge of any event or circumstances under clause (iii) of the definition of the Monthly Remittance Condition unless the Indenture Trustee or the Owner Trustee has received notice of such event or circumstance from the Seller or the Servicer in an Officer’s Certificate or from the Holders of Notes evidencing not less than 25% in principal amount of the Outstanding Amount of the Notes, or a Trust Officer of the Indenture Trustee or the Owner Trustee with knowledge hereof or familiarity herewith has actual knowledge of such event or circumstances.

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(c) The Servicer shall give (i) the Owner Trustee, the Indenture Trustee and each Rating Agency written notice, as soon as practical after the occurrence thereof but in no event later than 10 Business Days after obtaining knowledge thereof, of the failure of any Monthly Remittance Condition (and any subsequent curing of a failed Monthly Remittance Condition) (it being understood that if the Monthly Remittance Condition is not satisfied as of the Closing Date, no such notice shall be required in connection therewith).

(d) Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied, the Servicer may utilize an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition failed to be satisfied), if the Rating Agency Condition shall have been satisfied with respect to such alternative remittance schedule.

SECTION 5.03 Application of Collections. All collections for the related Collection Period with respect to each Receivable (including any payoff) shall be posted to the Servicer’s Obligor records in accordance with the Servicer’s Customary Servicing Practices.

SECTION 5.04 Advances.

(a) The Servicer shall make a payment with respect to each Receivable (other than an Administrative Receivable, a Warranty Receivable or a Liquidated Receivable) (each, an “Advance”) equal to the excess if any, of (x) the product of the Principal Balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its APR (calculated on the basis of a 360-day year comprised of twelve 30-day months), over (y) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from payments of the Administrative Purchase Payment or the Warranty Purchase Payment, as the case may be, during such Collection Period. The Servicer will not be obligated to make an Advance in respect of a Receivable (other than an Advance in respect of an interest shortfall arising from the Prepayment of a Receivable) to the extent that the Servicer, in its sole discretion, shall determine that the Advance constitutes a Nonrecoverable Advance. With respect to each Receivable, the Advance shall increase the Outstanding Advances. No Advances will be made with respect to the Principal Balance of the Receivables. The Servicer shall deposit all such Advances into the Collection Account in immediately available funds no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the related Distribution Date.

(b) The Servicer shall be entitled to reimbursement for Outstanding Advances, without interest, with respect to a Receivable from the following sources with respect to such Receivable pursuant to Section 5.06(c)(i) or Section 5.06(d)(ii): (i) subsequent payments made by or on behalf of the related Obligor, (ii) Net Liquidation Proceeds, and (iii) the Warranty Purchase Payments.

(c) To the extent that the Servicer has determined that any Outstanding Advance is a Nonrecoverable Advance, the Servicer may provide to the Owner Trustee and the Indenture Trustee an Officer’s Certificate setting forth the amount of such

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Nonrecoverable Advance, and on the related Distribution Date, the Relevant Trustee shall remit to the Servicer from funds on deposit in the Collection Account an amount equal to the amount of such Nonrecoverable Advance pursuant to Section 5.06(c)(ii) or Section 5.06(d)(ii).

(d) Notwithstanding anything to the contrary in this Agreement, for so long as NMAC is the Servicer, in lieu of causing the Servicer first to deposit and then the Relevant Trustee to remit to the Servicer the amounts described in clauses (i) through (iii) in Section 5.04(b) reimbursable in respect on Outstanding Advances, or the amounts described in Section 5.04(c) applicable in respect of Nonrecoverable Advances, the Servicer may deduct such amounts from deposits otherwise to be made into the Collection Account.

(e) Notwithstanding the provisions of Section 5.04(a), no Successor Servicer, including the Indenture Trustee, shall be obligated to make Advances unless it has expressly agreed to do so in writing.

SECTION 5.05 Additional Deposits.

(a) The following additional deposits shall be made to the Collection Account: (i) the Seller shall remit the aggregate Warranty Purchase Payments with respect to Warranty Receivables pursuant to Section 3.02; (ii) the Servicer shall remit (A) the aggregate Advances pursuant to Section 5.04(a), (B) the aggregate Administrative Purchase Payments with respect to Administrative Receivables pursuant to Section 4.06, and (C) the cash amount required upon any optional purchase of the Receivables by the Servicer, or any Successor Servicer, pursuant to Section 9.01; and (iii) the Indenture Trustee shall transfer the amounts described in Sections 5.06 and 5.07 from the Reserve Account to the Collection Account pursuant to Section 5.07.

(b) All deposits required to be made pursuant to Section 5.05(a) by the Seller or the Servicer, as the case may be, may be made in the form of a single deposit and shall be made in immediately available funds, no later than 5:00 P.M., New York City time, on the Business Day immediately preceding the related Distribution Date. At the direction of the Servicer, the Relevant Trustee shall invest such amounts in Eligible Investments in accordance with Section 5.01(b).

SECTION 5.06 Payments and Distributions.

(a) The rights of the Certificateholders to receive distributions in respect of the Certificates shall be and hereby are subordinated to the rights of the Noteholders to receive distributions in respect of the Notes, to the extent provided in this Section 5.06.

(b) On each Determination Date, the Servicer shall calculate the Available Interest, the Available Principal, the Noteholders’ Principal Distributable Amount, the Certificateholders’ Principal Distributable Amount, the amount to be distributed to Noteholders of each Class and to Certificateholders pursuant to Section 5.06(c), (d) or (e), and all other distributions, deposits and withdrawals to be made on the related Distribution Date.

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(c) Subject to Sections 5.06(d) and (e), on each Distribution Date, the Relevant Trustee shall make the following payments and distributions from the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) in the following order of priority and in the amounts set forth in the Servicer’s Certificate for such Distribution Date; provided, however, that such payments and distributions shall be made only from those funds deposited in the Collection Account for the related Collection Period:

(i) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Advances required to be reimbursed and to the extent set forth in Section 5.04(b);

(ii) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Nonrecoverable Advances required to be reimbursed and to the extent set forth in Section 5.04(c);

(iii) to the Servicer, from Available Amounts, the Base Servicing Fee (including any unpaid Base Servicing Fees from one or more prior Collection Periods);

(iv) on a pro rata basis (based on the amounts distributable pursuant to this clause to each Class of Noteholders), to the Class A-1 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-2a Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-2b Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-3 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, and to the Class A-4 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, such amounts to be paid from any remaining Available Amounts;

(v) to the Class A-1 Noteholders until the principal amount of the Class A-1 Notes is reduced to zero, an amount equal to the Noteholders’ Principal Distributable Amount for such Distribution Date, such amounts to be paid from any remaining Available Amounts;

(vi) after the principal amount of the Class A-1 Notes is reduced to zero, to the Class A-2 Noteholders (pro rata among the Class A-2a Noteholders and the Class A-2b Noteholders), until the principal amount of the Class A-2 Notes is reduced to zero, then to the Class A-3 Noteholders, until the principal amount of the Class A-3 Notes is reduced to zero, and then to the Class A-4 Noteholders, until the principal amount of the Class A-4 Notes is reduced to zero, an amount equal to the Noteholders’ Principal Distributable Amount for each such Class for such Distribution Date (after giving effect to any reduction in Noteholders’ Principal Distributable Amount described in clause (v) above), such amounts to be paid from any remaining Available Amounts;

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(vii) to the Reserve Account, the amount, if any, necessary to cause the balance of funds therein to equal the Specified Reserve Account Balance with respect to such Distribution Date, such amounts to be paid from any remaining Available Amounts;

(viii) to the Indenture Trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Indenture, but only to the extent that such fees, expenses or indemnity payments have not been paid by the Administrator and have been outstanding for at least sixty (60) days, such amounts to be paid from any remaining Available Amounts;

(ix) to the Owner Trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Trust Agreement, but only to the extent that such fees, expenses or indemnity payments have not been paid by the Administrator and have been outstanding for at least sixty (60) days, such amounts to be paid from any remaining Available Amounts;

(x) on the Distribution Date on which the Notes have been paid in full and on each Distribution Date thereafter, to the Designated Account for distribution to the Certificateholders, any remaining Available Amounts until the Certificateholders’ Principal Distributable Amount is reduced to zero; and

(xi) any remaining Available Amounts to the Designated Account for distribution to the Certificateholders.

(d) Notwithstanding the provisions of Section 5.06(c), after the occurrence of an Event of Default that results in the acceleration of any Notes and unless and until such acceleration has been rescinded, on each Distribution Date, the Indenture Trustee shall make the following payments and distributions from the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) in the following order of priority and in the amounts set forth in the Servicer’s Certificate for such Distribution Date; provided, however, that such payments and distributions shall be made only from those funds deposited in the Collection Account for the related Collection Period:

(i) pro rata, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid fees, expenses and indemnity payments due pursuant to the Indenture and the Trust Agreement, respectively, but only to the extent that such fees, expenses or indemnity payments have not been paid by the Administrator and have been outstanding for at least sixty (60) days, such amounts to be paid from Available Amounts;

(ii) to the Servicer, from amounts on deposit in the Collection Account, any payments in respect of Outstanding Advances;

(iii) to the Servicer, from any remaining Available Amounts, the Base Servicing Fee (including any unpaid Base Servicing Fees from one or more prior Collection Periods);

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(iv) on a pro rata basis (based on the amounts distributable pursuant to this clause to each Class of Noteholders), to the Class A-1 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-2a Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-2b Noteholders, the Noteholders’ Interest Distributable Amount for such Class, to the Class A-3 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, and to the Class A-4 Noteholders, the Noteholders’ Interest Distributable Amount for such Class, such amounts to be paid from any remaining Available Amounts;

(v) to the Class A-1 Noteholders, until the total amount paid to such Noteholders in respect of principal from the Closing Date is equal to the Original Principal Amount for such Class of Notes, such amounts to be paid from any remaining Available Amounts;

(vi) to the Class A-2a Noteholders, the Class A-2b Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders on a pro rata basis (based on the Outstanding Amount of each Class), until the total amount paid to such Noteholders in respect of principal from the Closing Date is equal to the Original Principal Amount for such Class of Notes, such amounts to be paid from any remaining Available Amounts;

(vii) on the Distribution Date on which the Notes have been paid in full and on each Distribution Date thereafter, to the Designated Account for distribution to the Certificateholders, until the total amount paid to the Certificateholders in respect of principal from the Closing Date is equal to the Original Certificate Balance, such amount to be paid from Available Amounts; and

(viii) any remaining Available Amounts to the Designated Account for distribution to the Certificateholders.

(e) Notwithstanding the provisions of Section 5.06(d), after the occurrence of an Event of Default that results in the acceleration of any Notes, on and after the date on which such acceleration has been rescinded, on each Distribution Date, the Relevant Trustee shall make payments and distributions from the Collection Account in accordance with Section 5.06(c).

SECTION 5.07 Reserve Account. As, and to the extent, set forth in Section 5.06(c), the Relevant Trustee will deposit Available Amounts into the Reserve Account on each Distribution Date as provided in the Servicer’s Certificate, until the amount on deposit therein equals the Specified Reserve Account Balance. On each Distribution Date, to the extent that amounts in the Collection Account and/or Available Amounts, as the case may be, are insufficient to fully fund the payments and distributions described in clauses (i) through (vi) of Section 5.06(c) or clauses (i) through (vii) of Section 5.06(d), the Relevant Trustee will withdraw amounts then on deposit in the Reserve Account, up to the amounts of any such deficiencies, and deposit such amounts into the Collection Account for application pursuant to such clauses. On each Distribution Date, as provided in the Servicer’s Certificate, the Relevant Trustee will release to the Certificateholders any amounts remaining on deposit in the Reserve Account in excess of the Specified Reserve Account Balance. Upon the payment in full of the Notes under the Indenture,

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as directed in writing by the Servicer, the Relevant Trustee will deposit into the Designated Account for distribution to the Certificateholders any amounts remaining on deposit in the Reserve Account and all rights to the Reserve Account and all other collateral registered or held therein shall vest in the Certificateholders. Upon any such distribution to the Certificateholders, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Relevant Trustee will have no further rights in, or claims to, such amounts.

SECTION 5.08 Statements to Certificateholders and Noteholders.

(a) On each Distribution Date, the Indenture Trustee shall include with each distribution to each Noteholder (or make available on its investor website) and the Owner Trustee (or, if the Indenture Trustee is the Paying Agent with respect to the Certificates, the Indenture Trustee) shall include with each distribution to each Certificateholder a statement (which statement may be the Servicer’s Certificate and which statement shall also be provided to the Servicer and the Servicer will thereafter deliver or otherwise make available a copy of such statement to each Rating Agency) based on information in the Servicer’s Certificate furnished pursuant to Section 4.08, setting forth for the Collection Period relating to such Distribution Date the following information:

(i) the amount of the payment allocable to the principal amount of each Class of Notes and to the Certificate Balance;

(ii) the amount of the payment allocable to interest on or with respect to each Class of Notes;

(iii) the YSOC Amount;

(iv) the Pool Balance as of the close of business on the last day of the related Collection Period;

(v) the Adjusted Pool Balance as of the close of business on the last day of the related Collection Period;

(vi) the amount of the Base Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Base Servicing Fees and the change in such amount from that of the prior Distribution Date and the amount of the Supplemental Servicing Fee, if any, paid to the Servicer with respect to the related Collection Period;

(vii) the Noteholders’ Interest Carryover Shortfall and the Noteholders’ Principal Carryover Shortfall, if any, with respect to each Class of Notes, and the change in such amounts from the preceding Distribution Date;

(viii) the Outstanding Amount, the Note Factor and the Note Pool Factor with respect to each Class of Notes, and the Certificate Balance, the Certificate Factor and the Certificate Pool Factor with respect to the Certificates, in each case after giving effect to all payments in respect of principal on such Distribution Date;

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(ix) the amount of Advances made in respect of the Receivables during the related Collection Period and the amount of unreimbursed Advances on such Distribution Date;

(x) the balance of the Reserve Account on such Distribution Date, after giving effect to changes thereto on such Distribution Date and the amount of such changes;

(xi) the amount of defaults and net losses on the Receivables for the related Collection Period;

(xii) the number of delinquencies on the Receivables as a percentage of the number of Receivables;

(xiii) any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience;

(xiv) any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the Collection Period (or that have cumulatively become material over time);

(xv) any material breaches of representations, warranties or covenants contained in the Receivables;

(xvi) any new issuance of notes or other securities backed by the Receivables; and

(xvii) any material change in the underwriting, origination or acquisition of Receivables.

(b) Copies of such statements may be obtained by the Certificateholders or the Note Owners from the Owner Trustee or the Indenture Trustee, as the case may be, by a request in writing. The Owner Trustee or the Indenture Trustee, as the case may be, shall provide such copies promptly after such requests.

(c) No disbursements shall be made directly by the Servicer to a Noteholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

SECTION 5.09 Net Deposits. So long as NMAC is the Servicer, NMAC (as Servicer or in any other capacity) may make the remittances pursuant to Sections 5.02 and 5.05 above net of amounts to be distributed to the Servicer or its Affiliates pursuant to Section 5.06 and may pay the Optional Purchase Price pursuant to Section 9.01(a) net of amounts to be distributed to the Servicer or its Affiliates. Accounts between the Servicer and such Affiliates will be adjusted accordingly. Nonetheless, the Servicer shall account for all of the above described remittances and distributions (except for the Supplemental Servicing Fee to the extent that the Servicer is entitled to retain such amounts) in the Servicer’s Certificate as if the amounts were deposited and/or transferred separately.

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ARTICLE VI

The Seller

SECTION 6.01 Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, corporate power, authority and legal right to acquire and own the Receivables.

(b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(c) Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms. The Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited as part of the Owner Trust Estate, and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

(d) Valid Sale; Binding Obligations. This Agreement evidences a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller (other than a good faith purchaser for value in the ordinary course of business who takes actual possession of one or more Receivables); and this Agreement is a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it

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shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(f) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Seller’s knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Trust Agreement or the Indenture, the Certificates or the Notes; (ii) seeking to prevent the issuance of the Certificates, or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement or the Indenture; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, the Certificates or the Notes; or (iv) relating to the Seller and that would adversely affect the federal or any state income tax attributes of the Issuer, the Certificates or the Notes.

SECTION 6.02 Compliance with Organizational Documents. The Seller agrees with the Certificateholders, the Note Owners and each Rating Agency that the Seller shall at all times comply with its organizational documents including, without limitation, its certificate of incorporation, as amended.

SECTION 6.03 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement. The Seller shall indemnify, defend and hold harmless the Trust, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, as of the date hereof, the sale of the Receivables to the Trust or the issuance and original sale of the Notes and the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes and any and all other taxes levied or assessed upon the Issuer or upon all or any part of the Collateral (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of the transactions contemplated by this Agreement and the Basic Documents) and costs and expenses in defending against the same.

Indemnification under this Section 6.03 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payment to any Person entitled thereto pursuant to this Section 6.03 and such Person thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest (except to the extent the recipient collects interest from others).

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Promptly after receipt by a party indemnified under this Section 6.03 (for purposes of this paragraph, an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party will, if a claim is to be made in respect thereof against the Seller under this Section 6.03, notify the Seller of the commencement thereof. If any such action is brought against any Indemnified Party under this Section 6.03 and it notifies the Seller of the commencement thereof, the Seller will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an Opinion of Counsel to the Indemnified Party stating that there is, a conflict of interest, be counsel to the Seller), and the Seller will not be liable to such Indemnified Party under this Section 6.03 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section 6.03 shall survive the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 6.03 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest (except to the extent received by such Person).

The Seller’s obligations under this Section 6.03 are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Issuer, the Servicer, the Indenture Trustee and the Owner Trustee, by entering into or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee, as applicable, further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Indenture Trustee and the Owner Trustee each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 6.03 and the terms of this Section 6.03 may be enforced by an action for specific performance. The provisions of this Section 6.03 will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

SECTION 6.04 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Subject to Section 6.02, any Person (i) into which the Seller may be merged or consolidated,

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(ii) resulting from any merger, conversion or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller or (iv) that is a corporation more than 50% of the voting stock of which is owned directly or indirectly by Nissan, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached, (y) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate stating that such consolidation, merger or succession and such agreement or assumption comply with this Section 6.04 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (z) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, based on customary qualifications and assumptions, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to perfect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Seller shall provide notice of any merger, consolidation or succession pursuant to this Section 6.04 to the Servicer and the Servicer shall provide notice thereof to each Rating Agency.

SECTION 6.05 Limitation on Liability of Seller and Others.

(a) Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Trust, the Certificateholders or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b) The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders and the Noteholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

SECTION 6.06 Seller May Own Certificates or Notes. The Seller and any Affiliate of the Seller may in its individual or any other capacity become the owner or pledgee of Certificates

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or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise provided in the Basic Documents. Certificates or Notes so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates or the Notes, as the case may be, except as otherwise expressly provided in the Basic Documents.

ARTICLE VII

The Servicer

SECTION 7.01 Representations of Servicer. The Servicer makes the following representations, which speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Servicer is duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, corporate power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trust and the Indenture Trustee.

(b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business relating to the servicing of the Receivables as required by this Agreement shall require such qualifications and where the failure to so qualify would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.

(c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles.

(e) No Violation. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof, do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which

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it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

(f) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Servicer’s knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Trust Agreement, the Indenture, the Purchase Agreement, the Certificates or the Notes; (ii) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement, the Trust Agreement, the Indenture or the Purchase Agreement; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Trust Agreement, the Indenture, the Purchase Agreement, the Certificates or the Notes; or (iv) relating to the Servicer and that would adversely affect the federal or any state income tax attributes of the Certificates or the Notes.

SECTION 7.02 Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

(a) The Servicer shall defend, indemnify and hold harmless the Owner Trustee, the Indenture Trustee and the Trust from and against any and all costs, expenses, losses, damages, claims and liabilities (collectively, “Damages”) arising out of or resulting from the use, ownership or operation by the Servicer or any of its Affiliates (other than the Trust) of a Financed Vehicle.

(b) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Indenture Trustee and the Trust from and against any and all Damages to the extent that such Damage arose out of, or was imposed upon, the Owner Trustee, the Indenture Trustee or the Trust through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

Promptly after receipt by a party indemnified under this Section 7.02 (for purposes of this paragraph, an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Servicer under this Section 7.02, notify the Servicer of the commencement thereof. If any such action is brought against any Indemnified Party under this Section 7.02 and it notifies the Servicer of the commencement thereof, the Servicer will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an Opinion of

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Counsel to the Indemnified Party stating that there is, a conflict of interest, be counsel to the Servicer), and the Servicer will not be liable to such Indemnified Party under this Section 7.02 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section 7.02 shall survive the termination of this Agreement or the resignation or removal of the Servicer, the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 7.02 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest (except to the extent received by such Person).

Indemnification under this Section 7.02 by NMAC (or any successor thereto pursuant to Section 7.03) as Servicer, with respect to the period such Person was the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 7.02 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest (except to the extent the recipient collects interest from others).

SECTION 7.03 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (iii) succeeding to the business of the Servicer, or (iv) so long as NMAC acts as Servicer, that is a corporation more than 50% of the voting stock of which is owned directly or indirectly by Nissan, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (y) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, based on customary qualifications and assumptions, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.03 to each Rating Agency.

SECTION 7.04 Limitation on Liability of Servicer and Others.

(a) Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust, the Certificateholders, the Noteholders or any other Person, except as expressly provided under this Agreement, for

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any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents and the rights and duties of the parties to the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

SECTION 7.05 NMAC Not To Resign as Servicer. Subject to the provisions of Section 7.03, NMAC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of NMAC shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall (i) have taken the actions required by Section 8.01 of this Agreement to effect the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files, and the related accounts and records maintained by the Servicer and (ii) have assumed the responsibilities and obligations of NMAC as Servicer under this Agreement in accordance with Section 8.02 of this Agreement (other than the initial Servicer’s obligation to make Advances).

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ARTICLE VIII

Default

SECTION 8.01 Servicer Default. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer (or the Seller, so long as NMAC is the Servicer) to deliver to the Relevant Trustee for deposit in any of the Accounts any required payment or to direct the Relevant Trustee to make any required distributions therefrom, which failure continues unremedied for a period of five Business Days after (i) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) of written notice of such failure given by the Owner Trustee or the Indenture Trustee, (ii) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer), the Owner Trustee or the Indenture Trustee of written notice of such failure given by Holders of Notes evidencing not less than a majority of the Outstanding Amount or, if no Notes are Outstanding, Holders of Certificates evidencing not less than a majority of the aggregate Certificate Balance, or (iii) discovery of such failure by any officer of the Servicer; provided, however, that a failure under this clause (a) that continues unremedied for a period of ten Business Days or less will not constitute a Servicer Default if such failure was caused by force majeure or other similar occurrence;

(b) any failure by the Servicer (or the Seller, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Seller, as long as NMAC is the Servicer) set forth in this Agreement (including its obligation to purchase Receivables pursuant to Section 4.06), which failure shall materially and adversely affect the rights of the Certificateholders or the Noteholders and shall continue unremedied for a period of 90 days after giving of written notice of the failure to (i) the Servicer (or the Seller, as long as NMAC is the Servicer) by the Owner Trustee or the Indenture Trustee, or (ii) the Servicer (or the Seller, as long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee by Holders of Notes evidencing not less than a majority of the Outstanding Amount or, if no Notes are Outstanding, Holders of Certificates evidencing not less than a majority of the Certificate Balance; provided, however, that a failure under this clause (b) that continues unremedied for a period of 150 days or less will not constitute a Servicer Default if such failure was caused by force majeure or other similar occurrence; or

(c) the occurrence of an Insolvency Event with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing a majority of the Outstanding Amount of the Notes, acting together as a single Class or, if no Notes are Outstanding, Holders of Certificates evidencing not less than a majority of the Certificate Balance, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) and the Administrator (and the Administrator will provide notice thereof to each Rating Agency pursuant to Section 1(a)(i)(K) and Section 1(d) of the Administration Agreement) may terminate all of the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the

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predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or have been deposited by the predecessor Servicer, in the Accounts or thereafter received with respect to the Receivables that shall at that time be held by the predecessor Servicer and the delivery of the Receivable Files and the related accounts and records maintained by the predecessor Servicer. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Notwithstanding the foregoing, in the event the predecessor Servicer is the Indenture Trustee, the original Servicer hereunder shall reimburse the Indenture Trustee for all reasonable costs and expenses as described in the immediately preceding sentence.

SECTION 8.02 Appointment of Successor.

(a) Upon the Servicer’s receipt of notice of termination pursuant to Section 8.01 or the Servicer’s resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer’s resignation or termination hereunder, the Indenture Trustee (or, if no Notes are Outstanding, the Issuer acting upon the direction of Holders of Certificates evidencing not less than a majority of the Certificate Balance) shall appoint a Successor Servicer, and the Successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 8.02(b)) by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee and shall provide in writing the information reasonably required by the Seller to comply with its reporting obligations under the Exchange Act with respect to a replacement servicer. If a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 8.02, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer and the Indenture Trustee shall be entitled to the Total Servicing Fee. Notwithstanding the above, the Indenture Trustee (or, if no Notes are Outstanding, the Issuer acting upon the direction of Holders of Certificates evidencing not less than a majority of the Certificate Balance) shall, if it is unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction

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to appoint, and the predecessor Servicer, if no successor Servicer has been appointed at the time the predecessor Servicer has ceased to act, may petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automobile and/or light-duty truck receivables, as the successor to the Servicer under this Agreement.

(b) Upon appointment, the Successor Servicer (including the Indenture Trustee acting as Successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer (except the initial Servicer’s obligation to make Advances) and shall be entitled, subject to the arrangements referred to in paragraph (c) below, to the servicing fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

(c) In connection with such appointment, the Issuer may make such arrangements for the compensation of such Successor Servicer out of payments on Receivables as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the predecessor Servicer under this Agreement. The Issuer, the Indenture Trustee and such Successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

SECTION 8.03 Repayment of Advances. If the Servicer shall resign or be terminated, the Servicer shall continue to be entitled to receive, to the extent of available funds, reimbursement for Outstanding Advances pursuant to Sections 5.03 and 5.04 with respect to all Advances previously made thereby.

SECTION 8.04 Notification . Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to the Certificateholders and the Indenture Trustee shall give prompt written notice thereof to the Noteholders and the Administrator (and the Administrator will provide notice thereof to each Rating Agency pursuant to Section 1(d) of the Administration Agreement).

SECTION 8.05 Waiver of Past Defaults. The Holders of Notes evidencing a majority of the Outstanding Amount of the Notes, or, in the case of any Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders, the Holders of Certificates evidencing a majority of the Certificate Balance, may, on behalf of all the Noteholders and the Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

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ARTICLE IX

Termination; Release of Receivables

SECTION 9.01 Optional Purchase of All Receivables.

(a) On each Distribution Date following the last day of a Collection Period as of which the Pool Balance shall be less than or equal to the Optional Purchase Percentage multiplied by the Original Pool Balance, NMAC, as Servicer, shall have the option to purchase, or cause to be purchased, the Collateral (other than the Reserve Account) for an amount equal to the Optional Purchase Price (the “Optional Purchase”). To exercise such option, NMAC, as Servicer, shall notify the Owner Trustee and the Indenture Trustee of its intention to do so in writing, no later than the first Business Day of the month in which such purchase is to be effected and shall, no later than 5:00 p.m., New York City time, on the Business Day prior to the Distribution Date on which such purchase is to occur (such Distribution Date, the “Redemption Date”), deposit pursuant to Section 5.05 in the Collection Account, an amount equal to the Optional Purchase Price (subject to Section 5.09), and shall succeed to all interests in and to the Collateral (other than the Reserve Account). Amounts so deposited will be paid and distributed as set forth in Section 5.06 of this Agreement. Upon such deposit of the amount necessary to purchase the Collateral (other than the Reserve Account), the Servicer shall for all purposes of this Agreement be deemed to have released all claims for reimbursement of Outstanding Advances made in respect of the Receivables.

(b) Notice of any such purchase of the Owner Trust Estate shall be given by the Owner Trustee and the Indenture Trustee to each Securityholder as soon as practicable after their receipt of notice thereof from the Servicer. The Servicer shall also deliver a copy of such notice to each Rating Agency.

SECTION 9.02 Release of Receivables.

(a) Upon repurchase of any Receivable by the Seller pursuant to Section 3.02 or by the Servicer pursuant to Section 4.06 or Section 9.01, the Issuer and the Indenture Trustee on behalf of the Noteholders, shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller or the Servicer, as the case may be, all right, title and interest of the Issuer in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof and the other property conveyed to the Issuer hereunder pursuant to Section 2.01 with respect to such Receivable, and all security and any records relating thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own each such Receivable, and all such related security and records, free of any further obligation to the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee or the Noteholders with respect thereto.

(b) The Issuer and Indenture Trustee shall execute such documents and instruments of transfer and assignment and take such other actions as shall be reasonably requested by the Seller or the Servicer, as the case may be, to effect the conveyance of such Receivable pursuant to Sections 3.02, 4.06 and 9.02.

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SECTION 9.03 Termination.

(a) The respective obligations of the Seller, the Servicer, NMAC (so long as NMAC has rights or obligations hereunder), the Owner Trustee, and the Indenture Trustee, as the case may be, pursuant to this Agreement shall terminate upon the earliest of (i) the maturity or other liquidation of the last Receivable and the final disposition of all amounts received upon liquidation of any remaining Receivables, or (ii) the election by the Servicer to purchase the Owner Trust Estate as described in Section 9.01 and the payment or distribution to Securityholders of all amounts required to be paid to them under the Indenture or the Trust Agreement, as the case may be.

(b) Notice of any such termination under this Section 9.03 shall be given by the Indenture Trustee or the Owner Trustee to each Securityholder of record as specified in the Indenture or the Trust Agreement, as appropriate.

SECTION 9.04 Rights of the Certificateholders. Notwithstanding anything contained herein or in any Basic Document to the contrary, after the Notes are no longer Outstanding following payment in full of the principal and interest on the Notes and the satisfaction and discharge of the Indenture, (i) the Certificateholders will succeed to the rights of the Noteholders under this Agreement and (ii) the Owner Trustee will succeed to the rights of, but not, without its express consent, the obligations of the Indenture Trustee pursuant to this Agreement; provided, however, the Certificateholders shall not be entitled to any payments pursuant to Section 5.6 other than pursuant to Sections 5.06(c)(x) and 5.06(d)(vii).

ARTICLE X

Miscellaneous

SECTION 10.01 Amendment.

(a) Any term or provision of this Agreement may be amended by the Seller and the Servicer, without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i) the Seller or the Servicer delivers an Officer’s Certificate or Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment;

provided, that no amendment pursuant to this Section 10 shall be effective which affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person, (which consent shall not be unreasonably withheld or delayed);

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provided, further, that in the event that any Certificates are held by anyone other than the Administrator or any of its Affiliates, this Agreement may only be amended by the Seller and the Servicer if, in addition, (i) the Holders of the Certificates evidencing a majority of the outstanding Certificate Balance of the Certificates consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Administrator or an Opinion of Counsel delivered to the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

(b) This Agreement may also be amended by the Seller and the Servicer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders with the consent of:

(i) the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes; and

(ii) the Holders of the Certificates evidencing a majority of the Certificate Balance;

provided, that no such amendment shall (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of those Noteholders or Certificateholders or change the Interest Rate or the Specified Reserve Account Balance without the consent of each “materially and adversely affected” Noteholder or Certificateholder or (y) reduce the aforesaid percentage of the Outstanding Amount of the Notes or Certificate Percentage Balance which is required to consent to any amendment, without the consent of the Holders of all the then outstanding Notes or Certificates.

Any amendment referred to above will be deemed not to “materially and adversely affect” a Noteholder of any Class if the Rating Agency Condition with respect to such amendment shall have been satisfied.

It will not be necessary for the consent of Noteholders or Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof.

(c) Promptly after the execution of any such amendment or consent, the Servicer shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

(d) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement.

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SECTION 10.02 Protection of Title to Trust.

(a) The Seller shall authorize and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Seller and the Servicer shall notify the Owner Trustee and the Indenture Trustee within 30 days after any change of its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-507(c) of the UCC, and shall promptly file appropriate amendments to all previously filed financing statements or continuation statements.

(c) The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

(d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer’s master computer records that refer to any Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. The Servicer shall at all times maintain control of the Receivables constituting electronic chattel paper. Indication of these respective interests in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have become a Liquidated Receivable or been repurchased.

(f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

(g) Upon receipt of a written request from the Owner Trustee or the Indenture Trustee, which request shall be made no more frequently than annually, the Servicer shall furnish to the Owner Trustee or the Indenture Trustee, as the case may be, within 20 Business Days after receipt of such request, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust. The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours upon reasonable prior notice to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.

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SECTION 10.03 Notices. All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Nissan Auto Receivables Corporation II, One Nissan Way, Franklin, Tennessee, 37067, Attention: Treasurer, (b) in the case of the Servicer, to Nissan Motor Acceptance Corporation, One Nissan Way, Franklin, Tennessee, 37067, Attention: Treasurer, (c) in the case of the Issuer or the Owner Trustee, to Nissan Auto Receivables 2015-B Owner Trust, c/o Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Nissan Auto Receivables 2015-B Owner Trust, (d) in the case of the Indenture Trustee, to U.S. Bank National Association, 190 South LaSalle Street, 7th Floor, Chicago, IL 60603, Attention: NAROT 2015-B, (e) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, (f) in the case of Fitch, to Fitch Ratings, Inc., 33 Whitehall Street, New York, New York, 10004, Attention: Asset-Backed Securities Group; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

All notices, requests, reports, consents or other communications required to be delivered to the Rating Agencies by the Servicer hereunder shall be delivered by the Servicer to each Rating Agency then rating the Notes; provided, however, that all notices, requests, reports, consents or other communications required to be delivered to the Rating Agencies hereunder or under any other Basic Document shall be deemed to be delivered if a copy of such notice, request, report, consent or other communication has been posted on any website maintained by or on behalf of NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

SECTION 10.04 Assignment by the Seller or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in Sections 4.12, 6.04 and 7.03 of this Agreement and as provided in the provisions of this Agreement concerning the resignation or termination of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Indenture Trustee, the Owner Trustee, the Holders of Notes evidencing not less than 66 2/3% of the Outstanding Amount and the Holders of Certificates evidencing not less than 66 2/3% of the Certificate Balance.

SECTION 10.05 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee, the

65	(Nissan 2015-B Sale and Servicing Agreement)

Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 10.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.07 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.09 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.10 Assignment by Issuer. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and the related property acquired hereunder and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.

SECTION 10.11 Nonpetition Covenants.

(a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against such Bankruptcy Remote Party under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Bankruptcy Remote Party or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the such Bankruptcy Remote Party.

(b) Notwithstanding any prior termination of this Agreement, each of the Servicer and the Owner Trustee (not in its individual capacity but solely as Owner

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Trustee), prior to the date which is one year and one day after the Notes are paid in full, covenants and agrees that it will not at any time file, join in any filing of, or cooperate with or encourage others to file any bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceeding against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

SECTION 10.12 Limitation of Liability of Owner Trustee and Indenture Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust, National Association, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, and by U.S. Bank National Association, not in its individual capacity, but solely in its capacity as Indenture Trustee under the Indenture. In no event shall Wilmington Trust, National Association or U.S. Bank National Association, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered by the Seller or the Servicer, or prepared by the Seller or the Servicer for delivery by the Owner Trustee on behalf of the Issuer, pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

SECTION 10.13 Waivers. No failure or delay on the part of the Issuer in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any such power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any other power, right or remedy.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NISSAN AUTO RECEIVABLES 2015-B OWNER TRUST

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

NISSAN AUTO RECEIVABLES CORPORATION II, as Seller

By:
		Name:	Mark Kaczynski
		Title:	President

NISSAN MOTOR ACCEPTANCE CORPORATION, individually and as Servicer

By:
		Name:	Benjamin N. Miller
		Title:	Treasurer

ACKNOWLEDGED AND ACCEPTED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

(Nissan 2015-B Sale and Servicing Agreement)

APPENDIX A

REGULATION AB COVENANTS

PART I

DEFINED TERMS

Section 1.01. As used in this Appendix A, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined); unless otherwise defined herein, terms used in this Appendix A that are defined in the Agreement to which this Appendix A is attached shall have the same meanings herein as in the Agreement:

“Commission”: The United States Securities and Exchange Commission.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Securities Act”: The Securities Act of 1933, as amended.

PART II

COMPLIANCE WITH REGULATION AB

Section 2.01. Intent of the Parties; Reasonableness.

Each of the Issuer, the Indenture Trustee, the Seller and the Servicer acknowledges and agrees that the purpose of Part II of this Appendix A is to facilitate compliance by the Issuer, the Indenture Trustee, the Seller, and the Servicer with the provisions of Regulation AB and related rules and regulations of the Commission.

Neither the Issuer nor the Seller shall exercise its right to request delivery of information, reports or other performance under these provisions for purposes other than compliance with Regulation AB. Each of the Issuer, the Indenture Trustee, the Seller and the Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and the Servicer hereby agrees to reasonably comply with all reasonable requests made by the Issuer (including any of its assignees or designees), the Indenture Trustee or the Seller, as the case may be, in good faith for delivery of such information or reports, including, without limitation, any Servicer compliance statements and reports, and assessments of compliance and attestation, as may be required under the then-current interpretations of Regulation AB.

Notwithstanding the foregoing, each of the Issuer, the Indenture Trustee, the Seller and the Servicer hereby agree to comply with all applicable sections of Regulation AB, including, without limitation, Item 1122 of Regulation AB, which includes the delivery by the Servicer of compliance statements and assessment and attestation reports, and the Servicer shall obtain from each party participating in the servicing function the reports required by Item 1122 of Regulation AB.